                               PROXY STATEMENT
                           PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                        CONSOLIDATED SILVER CORPORATION
               (Name of Registrant as Specified in Its Charter)

                          MICHAEL B. WHITE, SECRETARY
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(j)(2).
[   ]  $500 per Each Party to the Controversy Pursuant to Exchange Act
       Rule 14a-6(i)(3).
[X] Fee Computed on Table Below Per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)Title of Each Class of Securities to Which Transaction Applies:  NONE
                                                                      ----

  (2)Aggregate Number of Securities to Which Transaction Applies:  NONE
                                                                   ----

  (3)Per Unit Price or Other Underlying Value of Transaction Computed Pursuant to Exchange Act Rule 0-11: $750,000 PROPERTY SALE
                                 ----------------------

  (4)Proposed Maximum Aggregate Value of Transaction:  $750,000
                                                       --------

Set Forth the Amount on Which the Filing Fee Is Calculated and State How It Was Determined.
  Filing Fee:  $150
               ----
  PURSUANT TO 0-11(C)(2), THE FILING FEE IS 1/50 OF ONE PERCENT (1%) OF THE AGGREGATE CASH VALUE TO BE RECEIVED BY THE REGISTRANT
  WHICH IS $750,000.  1/50 OF ONE PERCENT (1%) OF $750,000 IS $150.

[   ]Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

   (2)    Form, Schedule, or Registration Statement No:

   (3)    Filing Party:

   (4)    Date Filed:

CONSOLIDATED SILVER CORPORATION
6500 Mineral Drive
Coeur d'Alene, Idaho  83814-8788


OCTOBER 16, 1995


Dear Shareholder:


You are cordially invited to attend the Annual Meeting of Shareholders of Consolidated Silver Corporation, which will be held at 10:00 a.m., Pacific Standard Time, on Tuesday, November 14, 1995, in the lower level conference facility at Washington Mutual Financial Center, 601 West Main Avenue, Spokane, Washington.


At the Annual Meeting, Shareholders will be asked to approve the sale of certain mining properties, consisting of patented and unpatented mining claims together with certain plant, facilities, and equipment located thereon ("Silver Summit Mine"), to Sunshine Precious Metals, Inc.; to elect six directors to the Board of Directors; to approve certain amendments to the Amended Articles of Incorporation; and approve the appointment of Coopers & Lybrand as the Company's independent auditors. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement which are enclosed. In addition, reports of the Corporation's operations and other matters of interest will be made at the meeting.

Your Board of Directors respectfully recommends that you vote to approve the sale of the Silver Summit Mine to Sunshine Precious Metals, Inc.; to elect the directors nominated; to approve the amendments to the Amended Articles of Incorporation; and to approve the appointment of Coopers & Lybrand.


Hecla Mining Company is the record and beneficial owner of 7,418,300 shares (approximately 78.45%) of the outstanding Common Stock of Consolidated Silver Corporation. It is Hecla's intention to vote all of its shares in favor of each matter to be considered by the Shareholders thereby assuring approval.


It is important that your shares be represented at the meeting whether or not you are personally able to attend. You are, therefore, urged to complete, date, and sign the accompanying Proxy and mail it in the enclosed, postage-paid envelope as promptly as possible.

Thank you for your cooperation.

Sincerely,



Ralph R. Noyes, President

                        CONSOLIDATED SILVER CORPORATION
                              6500 Mineral Drive
                       Coeur d'Alene, Idaho  83814-8788

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 14, 1995


TO THE SHAREHOLDERS OF CONSOLIDATED SILVER CORPORATION:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Consolidated Silver Corporation will be held on Tuesday, November 14, 1995, in the lower level conference facility at Washington Mutual Financial Center, 601 West Main Avenue, Spokane, Washington, at 10 a.m., Pacific Standard Time, for the following purposes:


   1.To consider and vote upon the sale of Silver Summit Mine (as defined in Proxy Statement) to Sunshine Precious Metals, Inc.

   2.To elect six members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified.


   3.To consider and vote upon the adoption of certain amendments to the Amended
     Articles of Incorporation (except as set forth in propositions 4 through 7, below).

   4.To consider and to vote upon the adoption of an amendment to the Amended
     Articles of Incorporation to increase the authorized common and alter the terms of the preferred stock.

   5.To consider and vote upon the adoption of an amendment to the Amended
     Articles of Incorporation to eliminate the right of certain shareholders to a position on the Company's Board of Directors.

   6.To consider and vote upon the adoption of an amendment to the Amended
     Articles of Incorporation with respect to indemnification and liability of Directors.

   7.To consider and vote upon the adoption of an amendment to the Amended
     Articles of Incorporation to eliminate cumulative voting rights of common shares.

   8.To consider and vote upon the selection of Coopers & Lybrand as the Company's independent auditors for 1995.

   9.To transact such other business as may properly come before the Annual
     Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October 2, 1995, as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. The stock transfer books of the Corporation will not be closed.

Hecla Mining Company is the record and beneficial owner of 7,418,300 shares (approximately 78.45%) of the outstanding Common Stock of Consolidated Silver Corporation. It is Hecla's intention to vote all of its shares in favor of each matter to be considered by the Shareholders thereby assuring approval. Shareholders are requested to complete, sign, and return the enclosed Proxy in the enclosed envelope. Your prompt response will be appreciated.

By order of the Board of Directors,

MICHAEL B. WHITE, Secretary

October 16, 1995

Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying Proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Annual Meeting, at any time prior to its exercise.

                        CONSOLIDATED SILVER CORPORATION
                                PROXY STATEMENT



SUMMARY OF CERTAIN PORTIONS OF THE PROXY STATEMENT

   There are several matters to be considered at this Annual Meeting of Shareholders. The first matter to be acted upon is the sale of certain mining properties, consisting of patented and unpatented mining claims together with certain plant, facilities and equipment located thereon (hereinafter "Silver Summit Mine") to Sunshine Precious Metals, Inc. ("Sunshine"). A copy of the Purchase Agreement is attached to the Proxy Statement as Exhibit I. After careful deliberation, the Board of Directors has decided to sell the Silver Summit Mine and redirect the Company's efforts to an aggressive program of exploration of silver projects in Mexico. The first step in that process is the sale of the Silver Summit Mine to provide the needed cash for the acquisition of the Ojo Caliente Property from Hecla Mining Company. It is the Company's intent to immediately apply for listing of the Company 's stock for trading on the Vancouver Stock Exchange ("VSE"). It is management's belief that listing the Company's stock on the VSE will both provide a measure of liquidity to Shareholders which they have not enjoyed for several years and give the Company access to a key source of venture capital funding for junior resource companies engaged in Latin American mineral exploration.

   In addition to action upon the sale to Sunshine, the Shareholders will be asked to consider and vote upon the election of six (6) directors to the Board of Directors, various amendments to the Articles of Incorporation, and the appointment of Coopers & Lybrand as the Company's independent auditor and public accountant.

                        CONSOLIDATED SILVER CORPORATION
                              6500 Mineral Drive
                       Coeur d'Alene, Idaho  83814-8788
                       --------------------------------

                                PROXY STATEMENT

                                  Relating to
                        Annual Meeting of Shareholders
                        to be held on November 14, 1995
                  -------------------------------------------


                                 INTRODUCTION


This Proxy Statement is being furnished by the Board of Directors of Consolidated Silver Corporation (the "Company") to holders of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock") in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on November 14, 1995, and any adjournment or adjournments thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is first being mailed to Shareholders on or about October 16, 1995.

Hecla Mining Company ("Hecla") is the record and beneficial owner of 7,418,300 shares (approximately 78.45%) of the outstanding Common Stock of Consolidated Silver Corporation. It is Hecla's intention to vote all of its shares in favor of each matter to be considered by the Shareholders thereby assuring approval. Although approval of each matter to be considered by the Shareholders is assured, the Company is required by Idaho corporate law to submit each of the matters to be considered to the vote of all Shareholders.


                          PURPOSES OF ANNUAL MEETING

SALE OF MINERAL PROPERTY


At the Annual Meeting, Shareholders entitled to vote (See "Voting at Annual Meeting") will be asked to consider and vote upon the sale of the Silver Summit Mine to Sunshine Precious Metals, Inc. (See "Sale of Silver Summit Mine to Sunshine"). Shareholders voting in favor of the sale of the Silver Summit Mine will be unable to exercise dissenters' rights (See "Notice of Dissenters' Rights").

ELECTION OF DIRECTORS

At the Annual Meeting, Shareholders will be asked to consider and to take action on the election of six members to the Board of Directors to serve for one-year terms or until their respective successors are elected and qualified (See "1. Election of Directors").

AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION

At the Annual Meeting, Shareholders will be asked to consider and vote upon the adoption of certain amendments to the Company's Amended Articles of Incorporation to change name to Consil Corp.; change the registered agent in Idaho; reword the Company's purpose; and regarding Directors' authority to modify bylaws, (See "3. Certain Amendments to Amended Articles of Incorporation").

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND ALTER THE TERMS OF PREFERRED STOCK

At the Annual Meeting, Shareholders will be asked to consider and vote upon the adoption of an amendment to the Company's Amended Articles of Incorporation to increase the number of authorized common stock and to increase the authorized preferred stock and alter the terms of the preferred stock (See "4. Amendment of the Company's Amended Articles of Incorporation To Increase Authorized Common Stock And Alter The Terms Of Preferred Stock").

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO ELIMINATE THE RIGHT OF CERTAIN SHAREHOLDERS TO A POSITION ON THE COMPANY'S BOARD OF DIRECTORS

At the Annual Meeting, Shareholders will be asked to consider and vote upon the adoption of an amendment to the Company's Amended Articles of Incorporation to eliminate the right of certain of the Company's shareholders to a position on the Company's Board of Directors in order to eliminate potential conflicts with the Vancouver Stock Exchange's listing requirements (See "5. Amendment of the Company's Amended Articles of Incorporation To Eliminate The Right Of Certain Shareholders To A Position On The Company's Board of Directors").

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION REGARDING INDEMNIFICATION AND LIABILITY OF DIRECTORS

At the Annual Meeting, Shareholders will be asked to consider and vote upon the adoption of an amendment to the Company's Amended Articles of Incorporation to limit liability of and indemnify the Company's Directors (See "6. Amendment of the Company's Amended Articles of Incorporation With Regard To Indemnification And Liability of Directors").

AMENDMENT TO AMENDED ARTICLES OF INCORPORATION ELIMINATING CUMULATIVE VOTING RIGHTS OF COMMON SHARES .

At the Annual Meeting, Shareholders will be asked to consider and vote upon the adoption of an amendment to the Company's Amended Articles of Incorporation to eliminate cumulative voting rights of common shares in the election of Directors (See "7. Amendment to the Company's Amended Articles of Incorporation Eliminating Cumulative Voting Rights of Common Shares in the Election of Directors").

SELECTION OF INDEPENDENT AUDITORS

At the Annual Meeting, Shareholders will be asked to consider and vote upon the selection of Coopers & Lybrand as the Company's independent auditors for 1995 (See "8. Selection of Auditors").

AS YOUR VOTE IS IMPORTANT, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED. SHARES CANNOT BE VOTED AT THE MEETING UNLESS THE OWNER IS PRESENT TO VOTE OR IS REPRESENTED BY PROXY.


                           VOTING AT ANNUAL MEETING


1. RECORD DATE. The Board of Directors of the Company has fixed the close of business on October 2, 1995, as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 9,455,689 issued and outstanding shares of Common Stock (see "Recent Market Prices"). A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Proxies which are submitted but are not voted for or against (because of abstention, broker nonvotes or otherwise) will be treated as present for all matters considered at the meeting.


2. SOLICITATION OF PROXIES. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company, and the cost of solicitation will be borne by the Company. Following the original mailing of the Proxies and soliciting materials, directors, officers and employees of the Company may, but do not presently intend, to solicit proxies by mail, telephone, telegraph, or personal interviews. The Company may request brokers, custodians, nominees, and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company and to request authority for the exercise of proxies. In such cases, the Company will reimburse such holders for their reasonable expenses. The Company does not intend to utilize the services of an outside proxy solicitation firm.

3. REVOCATION OF PROXY. Any proxy delivered in the accompanying form may be revoked by the person executing the proxy by written notice to that effect received by the Secretary of the Company at any time before the authority thereby granted is exercised, by execution of a proxy bearing a later date presented at the meeting, or by attendance of such person at the Annual Meeting.

4. HOW PROXIES WILL BE VOTED. Proxies received by the Board of Directors in the accompanying form will be voted at the Annual Meeting as specified therein by the person giving the proxy. If no specification is made with respect to the matters to be voted upon at the meeting, the shares represented by such proxy will be voted FOR the approval of the Sale of the Silver Summit Mine to Sunshine Precious Metals, Inc.; FOR the nominees to the Board of Directors in the election of Directors; FOR the approval of the amendments to the Amended Articles of Incorporation; FOR the approval of the Amended Articles of Incorporation to increase common and preferred stock; FOR the approval of the Amended Articles of Incorporation to eliminate certain shareholder's right to a director's position; FOR the approval of the Amended Articles of Incorporation limiting liability of and indemnifying directors; FOR approval of the amendment to the Company's Amended Articles of Incorporation eliminating cumulative voting rights of common shares in the election of Directors; and FOR approval of the appointment of Coopers & Lybrand as the Company's independent auditors for the year 1995.

     All shares represented by valid proxy will be voted at the discretion of the proxy holders on any other matters that may properly come before the meeting. However, the Board of Directors does not know of any matters to be considered at the meeting other than those specified in the Notice of Meeting.

5. VOTING POWER. Shareholders of the Common Stock of the Company are entitled to one vote for each share held.

     In the election of directors, owners of Common Stock have cumulative voting rights. Under cumulative voting procedures, each Shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or distribute the votes so cumulated among as many candidates as he may desire.

6. PRINCIPAL SHAREHOLDERS. The following table sets forth the identity of the record owners of more than five percent (5%) of the outstanding shares of any class of the Company as of October 1, 1995:



                                     COMMON
                                     STOCK              PERCENT
     SHAREHOLDER                     OWNED             OUTSTANDING
     -----------                   ---------           -----------

     Hecla Mining Company          7,418,300             78.45%

     The Company does not know of any other person who held more than five percent (5%) of the Company's outstanding Common Stock as of October 1, 1995, or as of the date of the preparation of this Proxy Statement.

7. REQUIRED APPROVALS. At a meeting of the Board of Directors of the Company held June 16, 1995, the Directors unanimously adopted a resolution approving the sale of the Silver Summit Mine to Sunshine Precious Metals, Inc., and an amendment to the Company's Amended Articles of Incorporation increasing the authorized shares of Common Stock from 10,000,000 to 20,000,000 shares. At a meeting of the Board of Directors of the Company held August 31, 1995, the Directors unanimously adopted resolutions approving the slate of directors for election; all other proposed amendments of the Amended Articles of Incorporation; and the appointment of Coopers & Lybrand as the Company's independent auditors for the year 1995.

The election of directors will be accomplished by determining the six nominees receiving the highest total votes. Although each of the companies that were parties to the consolidation of the Company's properties are entitled to a representative on the Board pursuant to the Amended Articles of Incorporation so long as the Company retains thirty percent (30%) of the shares originally received, all parties holding such right have agreed to waive that right in light of the proposed amendment to the Amended Articles of Incorporation abolishing that right.


Approval of the amendments to the Amended Articles of Incorporation (except as to the elimination of cumulative voting for directors) and approval of auditors will be determined by the affirmative vote of a majority of the shares entitled to vote thereon. The amendment relating to the elimination of cumulative voting will require the affirmative vote of the holders of at least three-fourths (3/4) of the shares entitled to vote thereon.


                             RECENT MARKET PRICES

The Common Stock of the Company is traded on the over-the-counter market and quotations are published on the National Association of Securities Dealers Automated Quotation (NASDAQ) Bulletin Board and in the National Quotation Bureau "pink sheets" under the symbol CSLV. There has not been an established trading market for the Common Stock and the below-described quotations, when available, do not constitute a reliable indication of the price that a holder of the Common Stock could expect to receive upon sale of any particular quantity thereof.

The following table sets forth the high and low bid and ask prices of the Company's Common Stock as provided by the National Quotation Bureau for the quarterly periods indicated. The prices reported by the National Quotation Bureau represent prices between dealers, do not include retail markups, markdowns, or commissions and do not necessarily represent actual transactions.


                                   BID               ASKED
                               -------------      -------------
1995                            HIGH    LOW        HIGH   LOW
     1st Quarter              $ .50    $ .25      $1.00  $ .625
     2nd Quarter              $ .75    $ .55      $ .85  $ .65
     3rd Quarter              $1.20    $ .70      $1.40  $ .80
1994
     1st Quarter              $ .50    $ .25      $1.00  $  .75
     2nd Quarter              $ .50    $ .25      $1.00  $ .875
     3rd Quarter              $ .50    $ .25      $1.00  $.8125
     4th Quarter              $ .50    $ .25      $1.00  $.8125

                                   BID                  ASKED
                               -----------------  -----------------
1993                            HIGH       LOW     HIGH      LOW
     1st Quarter              $ .0625    $ .0625  $  .50    $  .50
     2nd Quarter              $ .375     $ .0625  $  .75    $  .50
     3rd Quarter              $ .50      $ .25    $  .875   $  .75
     4th Quarter              $ .50      $ .125   $  .875   $  .625

The approximate number of holders of record of the Company's common stock as of October 1, 1995, were 3,600.



THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

1.   SALE OF SILVER SUMMIT MINE TO SUNSHINE

HISTORY

The Company was formed for the purpose of consolidating contiguous mineral properties located in the central portion of the Silver Belt, Evolution Mining District, Shoshone County, Idaho, so that further deep level development of the area could be undertaken without concern for potential conflicts of ore ownership which might otherwise arise due to complicated extralateral and intraliminal rights problems which would have existed had the consolidation not occurred. The consolidation was completed on January 31, 1969.

The mining properties consist of approximately 1,019 acres. The properties are more particularly described in Exhibit A to the Purchase Agreement appended hereto as Exhibit I (collectively herein the properties are referred to as "Silver Summit Mine" or the "Property").

The Silver Summit Mine property, currently a part of Consolidated Silver Corporation, consists of a 300-ton-per-day flotation mill, various surface support buildings and equipment, a mile-long adit (tunnel) providing access to the top shaft level at which point a hoist serves a 5,500 foot production shaft. A 1,000 foot offset winze, equipped with a hoist, located 1,500 feet from the bottom of the 3,000 foot level of the main shaft also provides access to the 4,000 foot level (approximately 1,338 feet below sea level) which was the lowest producing level in the Silver Summit Mine. The mine also serves as a secondary exit for the Sunshine mine, which connects with the Consolidated Silver property.


The Company's properties are bordered on the west by the Sunshine Unit Area and on the east by the Coeur d'Alene Mines Corporation's Coeur Mine. All of the Company's holdings are south of the Osburn fault, the major regional structural feature in the Coeur d'Alene District. The Polaris fault and the Chester and Silver Summit vein systems are the principal structures within the area. These geologic features trend east-west through the Company's holdings.

On August 1, 1980, the Shareholders of the Company approved a lease of the properties to a joint venture composed of certain substantial shareholders of the Company. This lease was terminated by the Lessees effective February 11, 1988. On November 1, 1988, the Company entered into a new Mining Lease and Agreement (the "Agreement") of its properties to ASARCO. Due to continued depressed metals prices and lack of exploration success, the Agreement between the Company and ASARCO was terminated effective August 17, 1992.

On July 13, 1993, the Company terminated an agreement entered into with Merger Mines Corporation on July 2, 1968, for the lease of approximately 288 acres consisting of 13 patented and five unpatented mining claims.

There had been no ore production since the Company was formed in 1969 until the final months of 1980. Total production amounted to 1,998 tons of ore in 1980 and 27,584 tons of ore in 1981. The Lessees, under the 1980 lease agreement suspended ore production in early 1982 due to depressed metals prices. There are currently about 70,000 tons of mineralized material averaging 20 ounces of silver per ton, mostly located above the 4,000 foot level. However, it is the Company's belief a considerable increase in the price of silver in combination with the discovery of additional reserves are needed for the mineralized material to be mined profitably.

In excess of $17.2 million was expended on the project by the lessee, under the 1980 lease agreement, since it commenced work in the spring of 1980. Work consisted of rehabilitation of existing mine workings and surface plant, shaft sinking, and exploration and development activities primarily on the 5,400 feet level of the mine. In addition, 25,824 feet of exploration diamond drilling was completed. The only mineralization of consequence found in the program was considered by the joint venture to be inadequate for commercial production. On November 16, 1987, the joint venture announced its election to terminate the lease which became effective February 11, 1988. The net book value of the Company's cost basis in the property, plant, and equipment was zero at December
31, 1994.   Because of the previous unsuccessful exploration, the high cost of additional deep exploration on the Property and the considerable increase in silver prices required to develop deep reserves, Management decided to seek a purchaser for the Property and focus its efforts on exploration for larger and lower cost silver reserves in Mexico.

TERMS OF AGREEMENT

The agreement to sell the Silver Summit Mine to Sunshine Precious Metals, Inc. ("Sunshine") provides for the conveyance of the sub-surface mineral rights and the mill site to Sunshine for $750,000 and a retained variable production royalty based on defined Net Smelter Returns from any future production from the Property. The terms of the Royalty are set forth in Exhibit B to the Agreement which is attached as Exhibit I.


The terms of the transaction between Sunshine and the Company were negotiated by Management of the Company with representatives of Sunshine. Negotiations were undertaken at an arms-length basis with neither the Company nor the Company's major shareholder, Hecla, having any affiliation with Sunshine.
The terms of the transaction have also been approved by the Company's Board of Directors. In determining that the payment of $750,000 and the sliding scale net smelter return royalty was adequate and fair consideration for the sale of Silver Summit property,

Management and the Board considered a number of factors including the previous unsuccessful exploration at the property, the considerable increase in silver price that would be necessary to develop additional mineralized material at the property and the fact that the net book value of the Company's cost basis in the property, plant and equipment was zero at December 31, 1994. With respect to the sale of the property, Management contacted two potential purchasers and only Sunshine made any offer for the purchase of the property. In the case of Sunshine's offer, the Company was advised that Sunshine valued the property more for guaranteeing a secondary escapeway through the property from the adjacent Sunshine Mine rather than for its mineral value. However, if Sunshine were to develop and mine the property, the Company and its shareholders would share in the proceeds of any metal or mineral sales from the property through the reserved net smelter return royalty. The net smelter return royalty varies from 2% to 4% of gross proceeds (less certain minor deductions) realized from the property depending upon the price of silver. The net smelter return royalty is 2% at a silver price of $4.99 or less per ounce and increases to a 4% net smelter return royalty at a silver price of $7.00 or more per ounce.

Sunshine has acknowledged that the Company has advised Sunshine that the Property was used by Consolidated Silver Corporation and previous owners or lessees for mining activities; and that due to past and present use of the Property, there may be Hazardous Substances, as defined, or environmental conditions associated with the Property. Except as specifically provided or disclosed in the Agreement, the Company makes no warranty or representation of any type or character, written or implied, regarding Hazardous Substances situated on or environmental conditions associated with the Property, or that the Company has complete knowledge or information about these matters. Sunshine has agreed to accept the Property in an "as is" condition.

The Company and Sunshine have agreed to an allocation of their respective environmental liabilities whereby: (1) Sunshine assumes all environmental, reclamation, and permit-related responsibilities, obligations, and liabilities occurring on the Property which arise from or relates to any Hazardous Substance Law caused by, or arising from, or relating to activities on or operations or ownership of or conditions existing on the Property, whether prior to or after the Closing Date of the Agreement; (2) the Company assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by, or arising from, or relating to activities on or operations or ownership of or conditions existing on the Property prior to the Closing Date of the Agreement; and (3) Sunshine assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by, or arising from, or relating to activities on or operations or ownership of or conditions existing on the Property on or after the Closing Date of the Agreement.

In entering into the terms set out in the Agreement, neither the Company nor Sunshine admitted any liability to any third parties regarding the matters addressed. The Company and Sunshine also agreed and acknowledged that invocation of the cross indemnities outlined therein may, depending on the facts, require the parties to allocate between them responsibility for certain claims, obligations, or liabilities.


POSSESSION. Sunshine currently has possession of the Property for which it is paying a monthly fee of $5,000 to be credited toward the Purchase Price.

CLOSING. Closing is to take place on the first business day following approval of the Agreement by the Company's Shareholders but in no event later than November 1, 1995, unless mutually extended. The Company and Sunshine have agreed to extend the closing date to no later than November 17, 1995.

AN AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE SALE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SALE OF THE SILVER SUMMIT MINE. (SEE "NOTICE OF DISSENTERS' RIGHTS").

OJO CALIENTE PROJECT

In accordance with applicable law, the Company is not seeking shareholder approval of the agreement described below with respect to the Ojo Caliente Project. However, the following information is provided to inform shareholders concerning the direction of the Company should the transaction with Sunshine be approved.


The Company plans to use the proceeds of the sale and other available cash to invest in silver exploration projects. In this regard, the Company also announced that it has entered into an agreement to acquire Hecla's right to earn a 50 percent interest in Minera El Morro, S.A. de C.V., which holds the Ojo Caliente silver exploration project in Zacatecas, Mexico. The agreement will be effective upon shareholder approval of the transaction with Sunshine. The other investor in the project is Minera Portree de Zacatecas, S.A. de C.V., a Mexican exploration company. Consolidated Silver will acquire Hecla's interest in the project by reimbursing Hecla an amount equal to that spent on the property by Hecla.

The Ojo Caliente project includes at least four zones of mineralization that have never been systematically explored. The main veins have been mapped and sampled recently by Hecla. The geology is similar to veins in the nearby Zacatecas District, which has produced more than 600 million ounces of silver. Past underground silver production in the Ojo Caliente area occurred in the 1600s. The exploration plan for 1995 consists of 12 drill holes totaling about 7,000 feet, which will test two of the four vein systems at depth.


The Company will pay to Hecla in cash at Closing the aggregate of all expenditures incurred by Hecla or Minera Hecla in its acquisition and exploration costs related to the Ojo Caliente Project to date in consideration of Hecla's grant of its rights pursuant to the Ojo Caliente Agreement. Hecla's expenditures are expected to be less than $800,000. In return, should the Company decide to seek a partner to assist in developing the Ojo Caliente Project or putting it into production, Hecla will have the first opportunity to provide that assistance.

Prior to entering into the Agreement with Hecla, the Company hired an independent exploration geologist to consult with Management and the Board of Directors to review and confirm the geologic assessment and drilling program conducted by Hecla on the Ojo Caliente Project. The terms of the acquisition of Hecla's interest in the Mexican project, including the purchase terms, were negotiated between Hecla and the Company with the assistance of the Company's independent geologist consultant and an independent attorney retained by the Company. The Company was advised that Hecla intended that the transaction provided Hecla with the ability to recoup only the amount of its investment to date in the project and that Hecla would have a potential to benefit as a shareholder in the Company and by retaining a first right of refusal should the Company desire sell the Ojo Caliente Project or utilize a third party to develop the project. Although the transaction bears the high level of risk inherent in mining exploration transactions, the price was deemed to be reasonable and fair for the Company in the judgment of the Board of Directors based upon the independent consultant's reports, the geographic location relative to other large silver deposits, and the geologic setting. The Board of Directors was advised of the relationship and interest of Hecla at the time the Board considered the transaction as required by Idaho Code 30-1-41.
The transaction as summarized herein was thereafter unanimously approved by the Board of Directors, including the affirmative vote of the two independent Board members who have no affiliation with Hecla and who are experienced in the mining industry and are familiar with the types of transactions common to the exploration and development of mining projects.


The Closing of the transactions pursuant to the Ojo Caliente Agreement is to take place within three (3) business days after the later of the Company's Annual Meeting of Shareholders or the closing of the Company's agreement with Sunshine, but in no event later than November 30, 1995.


                         NOTICE OF DISSENTERS' RIGHTS

RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Pursuant to Idaho Code 30-1-80(a)(2), any shareholder of a corporation shall have the right to dissent from and to obtain payment for his shares in the event of any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business. The sale of the Silver Summit Mine to Sunshine meets this criteria for the right of Shareholders to dissent and obtain payment for their shares. Shareholders who wish to dissent and demand payment for their shares must refrain from voting their shares in favor of the proposed sale.

A shareholder's failure to vote against this proposal will not constitute a waiver of appraisal or similar rights, and a vote against the proposal will be deemed to satisfy notice requirements pursuant to Idaho law. A further notice of Dissenter's Rights and form for Demand of Payment will be sent to all Shareholders who refrained from voting in favor of the proposed sale.


A copy of Idaho Code Sections 30-1-80 and 30-1-81 is annexed to this Proxy Statement as Exhibit II.



2.   ELECTION OF DIRECTORS

At the meeting, six (6) Directors are to be elected who shall hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. There were no meetings of the Board of Directors in 1994, and are no standing audit, nominating or compensation committees of the Board of Directors.

The proxies appointed in the accompanying Proxy intend to vote, unless directed to the contrary therein, in their discretion, cumulatively for the election to the Board of Directors of the six persons named below, all of whom Management believe are willing to serve the Company in such capacity. However, if any nominee at the time of election is unable or unwilling to serve, or is otherwise unavailable for election, such that substitute nominees are designated, the proxies in their discretion intend to vote cumulatively for all or a lesser number of such other nominees.

The nominees for Directors, together with certain information with respect to them, are as follows:

                                             Common Shares Owned
                                               Beneficially,
                          Year First Became    Directly or
Name                Age       A Director       Indirectly, as of
                                               Sept. 1, 1995
----------------------------------------------------------------
Ralph R. Noyes      47        1991                 5,000
Michael B. White    44        1989                 1,000
Gerald G. Carlson   49        Proposed             None
Robert Stuart Angus 46        Proposed             None
William J. Weymark  42        Proposed             None
Charles F. Asher    73        1992                 None

RALPH R. NOYES has been President of the Company since 1991 and Vice President of Metal Mining with Hecla since 1988.

MICHAEL B. WHITE has been Vice President of the Company since 1992 and Secretary of the Company since 1982. Mr. White is Vice President-General Counsel and Secretary of Hecla.

GERALD G. CARLSON, PHD., P.ENG., has served as Vice President of the Company since June 16, 1995. Prior to this, he was Vice President of Exploration and Director of Dentonia Resources Ltd. from February 1994. He is also a director of Ballatar Explorations Ltd. He has previously been involved in managing and financing a number of other junior exploration companies, has acted as an independent consultant, and until 1993, was Adjunct Professor in Economic Geology at the University of British Columbia. He has extensive experience in exploration in North, South, and Central America; Australia; and Asia.

ROBERT STUART ANGUS is an attorney and partner in the Canadian law firm of Smith, Lyons, Torrance, Stevenson & Mayer. He is located in Vancouver, British Columbia. He serves on the board of directors of Yamana Resources Inc., a Canadian mining exploration company focusing on South American properties.

WILLIAM J. WEYMARK, B.SC., P.ENG. has been Vice President, Operations, of Vancouver Wharves since 1991. Prior to that, he was Vice President and General Manager of Curraugh Resources, a large lead, zinc and silver open-pit mine in the Yukon. He is also a director of Gold City Resources Ltd.

CHARLES F. ASHER is President of Plainview Mining Company. He has served as a director of Merger Mines Corporation and Verna Mae Mining Company since 1987.

COMPENSATION OF DIRECTORS AND OFFICERS

During the past three fiscal years, none of the officers have received any compensation directly or indirectly for service to the Company in such positions. Directors receive an attendance fee of $150 per director's meeting attended. There were no meetings of the Board of Directors in 1994.

OTHER TRANSACTIONS WITH MANAGEMENT

Hecla receives a fee for general and administrative expenses provided to the Company. During the years ended December 31, 1994 and 1993, Hecla received $26,885, $28,082, respectively.

3.   CERTAIN AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION

     AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME.

RESOLVED: THAT ARTICLE I OF THE AMENDED ARTICLES OF INCORPORATION SHALL BE AMENDED AS FOLLOWS:

                                      I.
                                     Name

The name of this corporation is and shall be ConSil Corp.

DISCUSSION

The decision to change the name of the Company stems from the Company's desire to list the stock of the Company on the Vancouver Stock Exchange. There presently exists a British Columbia corporation with a name so similar to the Company's current name as to prevent listing the Company under its present name. The Board of Directors have chosen a new corporate name as similar as possible. It is the Directors' belief that the name change will have no adverse impact or loss of good will to the Company. This is especially so in light of the fact that Shareholders and the brokerage community routinely refer to the Company as "ConSil".


     AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO CHANGE THE LOCATION OF THE REGISTERED OFFICE IN THE STATE OF IDAHO.

RESOLVED: THAT ARTICLE II OF THE AMENDED ARTICLES OF INCORPORATION SHALL BE AMENDED TO READ AS FOLLOWS:

                                      II.
                               Registered Office

The location and post office address of the corporation's registered office in the State of Idaho shall be 6500 Mineral Drive, Coeur d'Alene, Idaho 83814-8788.

     AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO REWORD THE CORPORATE PURPOSE.

RESOLVED: THAT ARTICLE IV OF THE AMENDED ARTICLES OF INCORPORATION SHALL BE AMENDED TO READ AS FOLLOWS:

                                      IV.
                                    Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Idaho upon corporations formed under the Idaho Business Corporation Act, and to do any and all things herein set forth to the same extent as natural persons might or could do.

DISCUSSION

This amendment is not intended to alter the Company's purpose in any manner. Its purpose is merely for the sake of corporate flexibility and simplification of the Amended Articles of Incorporation.


     AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION GIVING THE BOARD OF DIRECTORS POWER TO MODIFY OR ALTER EXISTING BYLAWS OR ADOPT NEW BYLAWS SUBJECT TO RATIFICATION BY THE SHAREHOLDERS AT THE NEXT ANNUAL OR SPECIAL MEETING.


RESOLVED: THAT AN ARTICLE X BE ADDED TO THE AMENDED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:


                                      X.
                                    Bylaws

The Board of Directors shall have the power to modify and alter existing Bylaws or adopt new Bylaws subject to ratification by the Shareholders at the next Annual or Special Meeting.


DISCUSSION

At present, the Directors may modify or alter existing bylaws or adopt new bylaws unilaterally. This new provision presents a check on the power of the Board of Directors by requiring the Shareholders ratify any such Board action with regard to the bylaws.


THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE ABOVE-DESCRIBED AMENDMENTS TO THE AMENDED ARTICLES OF INCORPORATION AS SET FORTH IN THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.


4. AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK AND ALTER THE TERMS OF PREFERRED STOCK.

RESOLVED:  THAT ARTICLE V SHALL BE AMENDED AS FOLLOWS:

                                      VI.
                                    Shares

The authorized capital stock of the corporation shall consist of two classes of stock, designated as "Common Stock" and "Preferred Stock."

The total number of shares of Common Stock that the corporation will have authority to issue is Twenty Million (20,000,000), $.10 per share par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have a stated value of $.25 per share. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its shareholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock issued by the corporation.


DISCUSSION

The Company is currently authorized to issue 10,000,000 shares of its Common Stock, par value $.10 per share, of which 9,455,683 shares were issued and outstanding and held of record by approximately 3,600 Shareholders as of September 1, 1995, and no shares are reserved for issuance upon the exercise of outstanding options, warrants, and conversion of outstanding notes.

The Board of Directors has determined that it would be advisable and in the best interest of the Company to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares in order to provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs including obtaining additional financing, possible stock dividends, employee incentive and benefit plans or consummation of acquisitions at times when the Board, in its discretion, deems it advantageous to do so. At present, the Company has no commitment for the issuance of additional shares.

Accordingly, on June 16, 1995, the Company's Board of Directors approved an amendment to the Company's Amended Articles of Incorporation which would authorize an increase in the Company's capital stock from 10,000,000 shares to 20,000,000 shares. If the amendment is approved by the Shareholders, the Amended Articles of Incorporation will be amended to reflect the increase.

All shares of Common Stock are equal with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any Shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares. Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized shares of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

Authorized shares of Common Stock in excess of those shares outstanding (including, if authorized, the additional Common Stock provided for in the Proposal) will remain available for general corporate purposes, may be privately placed and could be used to make a change in control of the Company more difficult. Under certain circumstances, the Board of Directors could create impediments to, or frustrate, persons seeking to effect a takeover or transfer in control of the Company by causing such shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders, but in which unaffiliated stockholders may wish to participate. In this connection, the Board of Directors could issue authorized shares of Common Stock to a holder or holders which, when voted together with the shares held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by the Company's Restated Articles of Incorporation to effect certain matters. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares should dilute the Company's book value per share and the Common Stock ownership of such person. One of the effects of the Proposal, if approved, might be to make a tender offer more difficult to accomplish. This may be beneficial to Management in a hostile tender offer, thus having an adverse impact on stockholders who may want to participate in such tender offer.

The additional authorized shares of Common Stock resulting from the proposal would, when issued, have the same rights as the issued and outstanding existing shares of Common Stock. Shareholders of the Company do not have preemptive rights nor will they as a result of the proposal.


If the proposal is approved, the additional, authorized Common Stock, as well as the currently authorized but unissued Common Stock, would be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time without the delay and expense incident to obtaining shareholder approval, unless such action is required by applicable law or by the rules of the National Association of Securities Dealers, Inc., or of any stock exchange upon which the Company's shares may then be listed. It should be noted that subject to the limitations discussed above, all of the types of Board action with respect to the issuance of additional shares of Common Stock that are described in the preceding paragraphs can currently be taken and that the power of the Board of Directors to take such actions would not be enhanced by the proposal, although the proposal would increase the number of shares of Common Stock that are available for the taking of such action.

While the Board of Directors is seeking this authority from the Shareholders, at this time, other than as stated herein, it has no present agreement, commitment, plan or intent to issue any of the additional shares provided for in the proposal. If, however, the need arises in the future to issue additional shares, there may not be sufficient time to call a Shareholders' meeting to approve the increase in authorized Common Stock.

On August 31, 1995, the Company's Board of Directors approved an amendment to the Company's Amended Articles of Incorporation and recommend adoption by the shareholders that would authorize the Company to issue, from time to time as determined by the Board of Directors, up to 10,000,000 shares of Preferred Stock, with a par value of $.25 per share ("Preferred Shares"). This proposal is intended to replace the existing preferred shares as currently structured.

The current preferred shares are redeemable and are required to be redeemed by the Company from a "fund" equal to 40 percent of the retained net earnings of the Company after payment of all dividends on preferred shares, but before payment of dividends on common shares. Dividends on the preferred shares are cumulative and payable at the rate of $6 per share beginning with the year in which the Company receives income by reason of production from the Company's property.


The Directors are of the opinion that the current preferred share structure is unduly burdensome to the Company and could severely restrict the Company's future financing efforts. In connection with this proposed amendment to the Articles of Incorporation on August 21, 1995, Hecla exchanged its 12,500 shares of preferred stock for 1,250,000 shares of the Company's Common Stock. On the date hereof, no shares of preferred stock are outstanding.


If the proposed amendment is approved, the Board of Directors would be empowered without the necessity of further action or authorization by the Company's Shareholders (unless such action or authorization is required in a specific case by applicable laws or regulations or stock exchange rules) to authorize the issuance of the Preferred Shares from time to time in one or more series or classes, and to fix by resolution the designations, preferences, limitations, and relative rights of each such series or class. Each series or class of Preferred Shares would, as determined by the Board of Directors at the time of issuance, rank senior to the Company's shares of Common Stock with respect to dividends and redemption and liquidation rights. Although Preferred Shares are currently authorized by the Company's Amended Articles of Incorporation, no shares of Preferred Stock are currently outstanding. The existing rights and preferences of the Preferred Stock will be eliminated pursuant to the proposed amendment.

The Preferred Shares will provide authorized and unissued shares of preferred stock which may be used by the Company for any proper corporate purpose. Such purpose might include, without limitation, issuance as part or all of the consideration required to be paid by the Company in the acquisition of other businesses or properties, or issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. There are no transactions currently under review by the Board of Directors which contemplate the issuance of Preferred Shares.


It is not possible to state the precise effects of the authorization of the Preferred Shares upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of each class or series of the Preferred Shares. Such effects might include, however: (a) reduction of the amount otherwise available for payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred Shares; (b) restrictions on dividends on the Common Stock; (c) dilution of the voting power of the Common Stock to the extent that the Preferred Shares had voting rights; (d) conversion of the Preferred Shares into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock; and (e) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Shares.


Although the Board of Directors would authorize the issuance of additional Preferred Shares based on its judgment as to the best interests of the Company and its Shareholders, the issuance of authorized Preferred Shares could have the effect of diluting the voting power and book value per share of the outstanding Common Stock. In addition, the Preferred Shares could, in certain instances, render more difficult or discourage a merger, tender offer or proxy contest and thus potentially have an "anti-takeover" effect, especially if Preferred Shares were issued in response to a potential takeover. In addition, issuances of authorized Preferred Shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit Shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the Shareholders, and could enhance the ability of officers and directors to retain their positions.


THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE ABOVE-DESCRIBED AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION AS SET FORTH IN THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.


5. AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO ELIMINATE THE RIGHT OF CERTAIN SHAREHOLDERS TO A POSITION ON THE COMPANY'S BOARD OF DIRECTORS.

RESOLVED: THAT ARTICLE VI OF THE AMENDED ARTICLES OF INCORPORATION SHALL BE AMENDED TO READ AS FOLLOWS:

                                      VI.
                                   Directors

The number of directors of this corporation, who need not be Shareholders, shall be not less than three, but in no event shall the number of directors exceed nine. The number, qualifications, terms of office, manner of elections, time and place of meeting and the powers and duties of the directors shall be such as are prescribed by the Bylaws of this corporation.

DISCUSSION

The Company is interested in becoming a listed company on the Vancouver Stock Exchange. The Company's Management and Board of Directors have noted the small volume of trading which occurs in the Company's stock on the National Association of Securities Dealers Automated Quotation Service ("NASDAQ"), and the small number of brokers making a market in the Company's stock. The Company believes that listing the Company's stock on a recognized exchange, such as the Vancouver Stock Exchange, will enhance the value of the shares, provide a ready market for current shareholders or potential investors wishing to transact or invest in the Company's stock, and enhance the Company's ability to raise additional capital. While there can be no assurance the Company's attempts to be listed on the Vancouver Stock Exchange will be successful, the Directors are mindful of current provisions of Article VI of the Amended Articles of Incorporation that guarantee certain Shareholders the right to a position on the Company's Board of Directors would be deemed unacceptable to the Vancouver Stock Exchange. The provisions of the current Article VI benefitted the original contributors of mineral properties unitized into the Silver Summit mine, so long as each continued to hold at least 30% of the shares originally distributed to it, in order to assure each of these shareholders a voice in matters relating to the operation and distribution of proceeds from the unitized properties.
Only Hecla and Plainview Mining Company have continued to hold at least 30% of the shares of the Company originally distributed to it. If the sale of the Silver Summit mine is approved by the Company's shareholders (see "1. Sale of Silver Summit Mine to Sunshine"), the original purpose of Article VI will no longer exist and may hamper future efforts as discussed herein. Pursuant to that end, the Board believes this amendment to be necessary to eliminate potential conflicts with the Vancouver Stock Exchange's listing requirements. The parties affected by this amendment, Hecla and Plainview Mining Company, have each consented to this amendment. Accordingly, upon approval of this amendment, no shareholders will be guaranteed a board position. However, Charles F. Asher, the President of Plainview Mining Company, and Ralph R. Noyes and Michael B. White, each officers of Hecla, have been nominated to stand for election to serve as Directors (see "2. Election of Directors").

THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE ABOVE-DESCRIBED AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION AS SET FORTH IN THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

6. AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF INCORPORATION WITH REGARD TO INDEMNIFICATION AND LIABILITY OF DIRECTORS.

RESOLVED: THAT AN ARTICLE IX SHALL BE ADDED TO THE AMENDED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:

                                      IX.
                  Indemnification and Liability of Directors

A Director of the Company shall not be personally liable to the Company or its Shareholders for monetary damages as a Director except for liability as specifically set forth in the Idaho Business Corporations Act. Further, the Company is authorized to indemnify, agree to indemnify, or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees, or agents to the full extent of the laws of the State of Idaho as may now or hereafter exist.

DISCUSSION

These provisions did not exist under Idaho law when the Company was incorporated. Indemnification and limitation of liabilities are now permitted under Idaho law and is considered "state of the art" under corporate laws of most states. These provisions are being proposed to 25 conform the Articles of Incorporation to contemporary corporate law and to enable the Company to more effectively attract competent directors and Management personnel.

THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON SHARES ENTITLED TO VOTE AT THE MEETING IS REQUIRED FOR APPROVAL OF THE ABOVE-DESCRIBED AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION AS SET FORTH IN THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.


7. AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION ELIMINATING CUMULATIVE VOTING RIGHTS OF COMMON SHARES IN THE ELECTION OF DIRECTORS TO THE COMPANY'S BOARD OF DIRECTORS.

RESOLVED: THAT AN ARTICLE XI SHALL BE ADDED TO THE AMENDED ARTICLES OF INCORPORATION TO READ AS FOLLOWS:


                                      XI.
                                    Voting

The holders of any of the Corporation's capital stock shall possess voting power for the election of Directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. The holders of capital stock shall be entitled to one vote for each share held. Cumulative voting for the election of Directors is hereby expressly prohibited.

DISCUSSION

In the election of directors, owners of Common Stock have cumulative voting rights. Under cumulative voting procedures, each Shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or distribute the votes so cumulated among as many candidates as he may desire.

The Common Stock of the Company does now, but if this proposal is approved will not have, cumulative voting rights, meaning that the holders of more than 50 percent of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50 percent would not be able to elect any directors.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF THREE-FOURTHS (3/4) OF THE COMMON SHARES ENTITLED TO VOTE IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL.

8.   SELECTION OF AUDITORS

From the Company's inception through the year ended December 31, 1994, the Company has retained Coopers & Lybrand as its independent auditors. It shall be the Company's practice to refer to the Shareholders the selection of the firm to audit its annual financial statements.


The Board of Directors recommends a vote for the appointment of Coopers & Lybrand as the independent auditors for the Company for the year 1995. It is expected that a representative of Coopers & Lybrand will be present at the Annual Meeting, will have an opportunity to make a statement, and there will be an opportunity to ask questions of the representative.


                        COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on its review of copies of such forms furnished to the Company, on written representations that no filings on Form 5 reports were required, and that all other required reports were timely filed, the Company believes that during the fiscal year ended December 31, 1994, the Company's officers, directors and greater than ten percent (10%) beneficial owners complied with all
Section 16(a) filing requirements applicable to them.


                      ADDITIONAL SHAREHOLDER INFORMATION

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Company within a reasonable time prior to the next annual meeting, if it is to be included in the Company's proxy statement and form of proxy relating to the next annual meeting.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

The Company's Annual Report to the Securities and Exchange Commission (Form 10-
K) is available to Shareholders on the record date free of charge for the Company's most recent fiscal year. Requests should be addressed to:

                               MICHAEL B. WHITE
                        CONSOLIDATED SILVER CORPORATION
                              6500 MINERAL DRIVE
                       COEUR D'ALENE, IDAHO  83814-8788.

                                   Exhibit I








                              PURCHASE AGREEMENT



                                    between



                        CONSOLIDATED SILVER CORPORATION



                                     -and-



                        SUNSHINE PRECIOUS METALS, INC.










                             DATED:  July 1, 1995

                              PURCHASE AGREEMENT

                                     INDEX


SECTION                                                        PAGE

 1   Purchase And Sale Of Property............................1

 2   Property.................................................1

 3   Assumption Of Obligations And Liabilities By Sunshine....1

 4   Purchase Price...........................................2

 5   Possession...............................................2

 6   Representations And Warranties Of Con Sil
     a.  Organization.........................................2
     b.  Qualification........................................2
     c.  Authorization and Approval of Agreement..............2
     d.  Ability to Carry Out Agreement.......................3
     e.  Governmental Licenses, Permits and Approvals.........3
     f.  Legal Proceedings; Compliance with Laws..............3
     g.  Broker's Fee.........................................4
     h.  Machinery and Equipment..............................4
     i.  Material Agreements and Instruments..................4
     j.  Title to Real Property...............................4

7    Representations And Warranties Of Sunshine
     a.  Organization.........................................5
     b.  Authorization and Approval of Agreement..............5
     c.  Ability to Carry Out Agreement.......................5
     d.  Broker's Fee.........................................6

8    Covenants Of Con Sil
     a.  Conduct of Business..................................6
     b.  Access to Properties, Books and Records..............6
     c.  Liens................................................7
     d.  Closing Letter.......................................7

9    Covenants Of Sunshine
     a.  Conduct of Business..................................7
     b.  Compliance with Law and Permits......................7
     c.  Maintenance of Property..............................7
     d.  Liens................................................7
     e.  Indemnity............................................8
     f.  Confidentiality......................................8

                              PURCHASE AGREEMENT

SECTION                                                        PAGE


10   Closing..................................................8

11   Transfers And Deliveries By Sunshine
     a.  The Consideration....................................9
     b.  Written Opinion......................................9
     c.  Executed Counterparts...............................10

12   Transfers And Deliveries By Con Sil
     a.  Physical Possession.................................10
     b.  Bill of Sale........................................10
     c.  Deed................................................10
     d.  Written Opinion.....................................10
     e.  Certificates of Title or Origin.....................11
     f.  Closing Letter......................................11

13   Prorations
     a.  Ad Valorem Taxes....................................11
     b.  Utilities...........................................11
     c.  Other Proratable Expenses...........................11

14   Conditions To Obligations Of Sunshine
     a.  Shareholder Approval................................11
     b.  Satisfactory Proceedings............................11
     c.  Representations and Warranties Correct..............11

15   Conditions To Obligations Of Con Sil
     a.  Shareholder Approval................................12
     b.  Satisfactory Proceedings............................12
     c.  Representations and Warranties Correct..............12
     d.  Assumption..........................................12

16   Further Assurances Of Con Sil And Sunshine..............12

17   Books, Records, And Miscellaneous.......................12

                              PURCHASE AGREEMENT

SECTION                                                        PAGE

18   Fees And Expenses
     a.  Fees................................................13
     b.  Expenses............................................13

19   Survival Of Representations And Warranties; Covenants
       And Agreements
     a.  Representations and Warranties......................13
     b.  Covenants, Conditions and Agreements................13

20   Indemnification.........................................13

21   Environmental Matters...................................14

22   Shareholder Consent.....................................17

23   Termination Of Agreement................................17

24   Liability On Termination................................17

25   Surrender Of Possession On Termination..................17

26   Miscellaneous
     a.  Exhibits and Schedules..............................18
     b.  No Assignment, Successors, Assigns, Etc.............18
     c.  Governing Law.......................................18
     d.  Counterparts........................................19
     e.  Notices.............................................19
     f.  Amendment...........................................19
     g.  Entire Agreement....................................19
     h.  Waiver..............................................19


Exhibit A -  Properties
Exhibit B -  Royalty Deed
Exhibit C -  Licenses and Permits
Exhibit D -  Legal Proceedings
Exhibit E -  Agreements and Instruments
Exhibit F -  Deed

                              PURCHASE AGREEMENT


     THIS AGREEMENT is made the 1st day of July, 1995, between Consolidated Silver Corporation, an Idaho corporation ("Con Sil"), and Sunshine Precious Metals, Inc., a Delaware corporation ("Sunshine").

                                   RECITALS


     WHEREAS, Con Sil is the owner of certain mining properties consisting of patented and unpatented mining claims, together with certain plant, equipment and facilities located thereon; and
     WHEREAS, Sunshine desires to purchase from Con Sil and Con Sil desires to sell to Sunshine those certain assets owned by Con Sil located in Shoshone County, Idaho, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions herein contained, the parties hereto agree as follows:

1. PURCHASE AND SALE OF PROPERTY. Upon the terms and subject to the conditions set forth herein, Con Sil hereby agrees to sell, convey, assign, transfer and deliver to Sunshine and Sunshine hereby agrees to purchase, acquire and accept from Con Sil as of 12:01 a.m. PST (the "Effective Time") on the Closing Date, as defined in Section 10, all right, title and interest in and to the Property, as defined in Section 2 hereof.

2. PROPERTY. The assets to be sold by Con Sil to Sunshine pursuant to this Agreement (the "Property") shall include, without limitation, all of Con Sil's transferable right, title and interest in and to all property and assets, real and personal, set forth in Exhibit "A" attached hereto and by this reference incorporated herein.

3. ASSUMPTION OF OBLIGATIONS AND LIABILITIES BY SUNSHINE. Except as set forth in this Agreement or the exhibits hereto, Sunshine shall not assume or be responsible for any obligation or liability of Con Sil whether fixed or contingent, known or unknown, except to the extent required by agreement(s) between Sunshine and another party or parties. Sunshine shall be entitled to claim and assert any defense by way of counterclaim, off-set, statute of limitations, or otherwise, or any other rights of Con Sil with respect to any and all such debts, obligations and liabilities of Con Sil, to the same extent as Con Sil would be entitled to do absent the assumption thereof by Sunshine.

4. PURCHASE PRICE. The Purchase Price payable to Con Sil as consideration for the sale of the Property shall be paid as follows:

     a. SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) to be paid at the rate of FIVE THOUSAND DOLLARS ($5,000) per month from the date hereof with the balance due at Closing.

     b. As additional consideration Sunshine shall pay Con Sil a Production Royalty under the terms of the Royalty Deed set forth in Exhibit "B" attached hereto.

5. POSSESSION. Sunshine shall be entitled to immediate possession of the Property upon execution of this Agreement. Sunshine shall have free and unrestricted access to the Property and shall have the exclusive right to enter upon and occupy the Property for all purposes reasonably incident to exploring for, developing, mining (by underground mining, surface mining or any other method), extracting, milling, stockpiling, storing, processing, removing and marketing therefrom all ores, minerals and materials of every nature or sort including the right of placing, constructing, maintaining, using and, thereafter, removing such structures, facilities, equipment, roadways, haulageways and other improvements as may be necessary, useful or convenient for the full enjoyment of all of the rights granted to Sunshine herein.

6. REPRESENTATIONS AND WARRANTIES OF CON SIL. Con Sil represents and warrants to Sunshine that:

     a. Organization. Con Sil is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and has all requisite power and authority (corporate and other) to own, use or deal in the Property.

     b. Qualification. Con Sil is duly qualified to do business and is in good standing in those states or other jurisdictions where qualification is required in connection with the ownership of, use of or dealing in the Property.

     c. Authorization and Approval of Agreement. The execution, delivery and performance by Con Sil of this Agreement and all documents contemplated hereby have been duly and effectively authorized by all necessary corporate action on the part of Con Sil, and, except for approval by its directors and stockholders, no consent, approval or other action is required by Con Sil's Certificate of Incorporation, By-Laws or otherwise.

     d. Ability to Carry Out Agreement. Con Sil is not a party to, subject to or bound by any judgment, order, writ, injunction or decree of any court or governmental body which would (i) prevent the carrying out of this Agreement, or (ii) materially adversely affect its ownership and use of the Property. Neither the execution and delivery of this Agreement by Con Sil, nor the performance of Con Sil's obligations hereunder, will constitute a violation of, or be in conflict with, or result in the breach of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon the Property under
          (i) any term or provision of the Certificate of Incorporation or By-Laws of Con Sil, (ii) any obligation of Con Sil under any loan or financing agreement, lease or other agreement or instrument of any kind to which Con Sil is a party. No consent or approval of any federal, state or local authority is required for Con Sil's consummation of the sale of the Property.

     e. Governmental Licenses, Permits and Approvals. Con Sil has attached as Exhibit "C" hereto a list of all federal, state and local governmental licenses, permits, contracts, agreements and approvals currently held or being applied for by Con Sil pertaining to the Property and all agreements and contracts between or among any federal, state or local governmental authority, agency or instrumentality and Con Sil relating to the Property and which are not listed on other Exhibits hereto. All such licenses, permits, contracts, agreements and approvals are in full force and effect unless otherwise indicated in Exhibit "C";

     f. Legal Proceedings; Compliance with Laws. Except as set forth in Exhibit "D", attached hereto, no litigation, proceedings or governmental investigation is pending or, to the knowledge of a principal officer of Con Sil or Con Sil, threatened with respect to Con Sil or the Property, nor is Con Sil operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or governmental agency or body as of the date of this Agreement. To the best of Con Sil's knowledge, it has substantially complied with all laws, rules and regulations, federal, state and local, which affect the Property. There are no outstanding material commitments to federal, state or local governmental authorities for corrective action which require Con Sil to act with respect to health, safety or the environment and which relate to the operation or condition of the Property, except as disclosed in Exhibits "C" and "D". The disclosures in Exhibit "D" relate to certain environmental investigations and proceedings and the possibility that claims relating to such investigations and proceedings may be asserted in the future with respect to the Property. Prior to the date hereof, Con Sil has not received any notice or claim that it is a potentially responsible party in any proceedings set forth in Exhibit "D" and, to the best of its knowledge, Con Sil is not aware that any such claims have been made against Con Sil.

     g. Broker's Fee. Con Sil has not caused to be incurred for or by Sunshine any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the subject matter of this Agreement.

     h. Machinery and Equipment. All machinery, equipment, supplies, fixtures, vehicles and all other personal property located in or on the Property are sold in the condition existing at the Effective Time. Con Sil makes no warranty or representation, express or implied, as to merchantability, fitness for a particular purpose or otherwise.

     i. Material Agreements and Instruments. Except as set forth in other Exhibits to this Agreement, Con Sil has attached as Exhibit "E" hereto a list and brief description of all contracts, indentures, guarantees, agreements, or other instruments relating to the Property to which Con Sil is a party as of the date hereof and which are to be assigned and assumed by Sunshine pursuant to this Agreement. Con Sil is not in default or breach, in any material respects, under any of the foregoing and to the best of Con Sil's knowledge no event has occurred which, with the lapse of time or the giving of notice or both would constitute such a material default or breach by Con Sil except as set forth in Exhibit "E". Con Sil has provided to Sunshine copies of all such material contracts, indentures, guarantees, agreements, or other instruments listed in Exhibit "E".

     j. Title to Real Property. As to the real property described in Exhibit "A", with the exception of the unpatented mining claims, Con Sil warrants as follows:

           i) Con Sil has, to the best of its knowledge, good and marketable title in fee simple or such lesser estate indicated on Exhibit "A".

          ii) Con Sil has not, prior to the time of this Agreement, conveyed any interest in said property to any third party except as indicated on Exhibit "A".

         iii) The property is free from all liens, encumbrances and charges done, made, or suffered by Con Sil or its agents, except for a) current taxes and assessments not delinquent, and b) liens, encumbrances, and charges which do not materially detract from the value of or interfere with the use of the properties subject thereto or affected thereby.

          iv) Sunshine shall have quiet enjoyment against Con Sil and its agents.

           v) As to the unpatented mining claims, Con Sil warrants that, to the best of its knowledge, information and belief, said claims have been located and maintained in compliance with all applicable laws in the State of Idaho and the United States of America; that the land subject to the unpatented claims has not now been claimed by any third party; that Con Sil has filed all required proofs of labor with respect to the same; provided, however, Con Sil does not warrant against a claim of invalid discovery by any third party.

7. REPRESENTATIONS AND WARRANTIES OF SUNSHINE. Sunshine represents and warrants to Con Sil that:

     a. Organization. Sunshine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business as now being conducted.

     b. Authorization and Approval of Agreement. The execution, delivery and performance by Sunshine of this Agreement and all documents contemplated hereby have been duly and effectively authorized by all necessary corporate action on the part of Sunshine, and no consent, approval or other action by its stockholders is required by Sunshine's Certificate of Incorporation, By-Laws or otherwise.

     c. Ability to Carry Out Agreement. Sunshine is not a party to, subject to, or bound by any judgment, order, writ, injunction, or decree of any court or governmental body which would prevent the carrying out of this Agreement. Neither the execution and delivery of this Agreement nor the performance of Sunshine's obligations hereunder will constitute a violation of, or be in conflict with, or result in the breach of, or constitute a default under (i) any term or provision of the Certificate of Incorporation or By-Laws of Sunshine, (ii) any obligation of Sunshine under any loan or financing agreement, lease or other agreement or instrument of any kind to which Sunshine is a party, or (iii) any statute or law. No consent or approval of any Federal, state or local authority is required for the consummation or validity of the purchase of the Property.

     d. Broker's Fee. Sunshine has not caused to be incurred for or by Con Sil any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the subject matter of this Agreement.

8. COVENANTS OF CON SIL. It is covenanted and agreed that between the date hereof and the Closing Date:

     a. Conduct of Business. Con Sil shall not, without the prior written consent of Sunshine:

          i. enter into any agreement (other than agreements entered into in the ordinary course of business) which will become an obligation of Sunshine or would otherwise affect the Property;

          ii.  lease, mortgage, or otherwise encumber any of the Property; or

          iii. enter into discussions or negotiations with any third party concerning the sale of any of the Property or timber rights associated with the Property prior to the Closing Date, or grant options or rights, or enter into any contract or commitment to sell any of the Property or timber rights.

     b. Access to Properties, Books and Records. Con Sil has made and will, during normal business hours and subject to reasonable notification by Sunshine to Con Sil, and subject to Con Sil's reasonable requirements and rules, permit Sunshine and Sunshine's authorized officers, employees, attorneys, engineers, accountants and other agents and representatives to have access to the properties, books and records, and documents relating to the Property. Con Sil shall have the right, in lieu thereof, where such information is included within Con Sil's other corporate records, to make copies of or provide such information from such books and records and documents as Sunshine may from time to time reasonably request.


     c. Liens. Con Sil will have discharged or released by the Closing Date all mortgages, liens (except liens, if any, for taxes not yet due and inchoate liens of materialmen, mechanics, workmen, repairmen, employees or other similar liens arising in the ordinary course of business which are not delinquent or which are bonded, all of which it agrees to discharge in due course unless such are to be assumed by Sunshine as provided herein), security interests and encumbrances on the Property and properties.

     d. Closing Letter. Con Sil shall provide Sunshine a letter from the Vice President of Con Sil at Closing to the effect that from the date of signing this Agreement to the Effective Time there has been no material change in respect to the Property, except for changes resulting from Sunshine's activities pursuant to its right of possession of the Property, and that all disclosures in Exhibits "A", "C", "D", and "E" are current as of the Effective Time.

9. COVENANTS OF SUNSHINE. It is covenanted and agreed that between the date hereof and the Closing Date:

     a.   Conduct of Business.

          i. Sunshine shall perform or cause to be performed all work upon the Property in a good and workmanlike manner and in accordance with sound mining and engineering practices.

          ii. Sunshine shall not, without the prior written consent of Con Sil, lease, mortgage, or otherwise encumber or assign any interest in the Property.

     b. Compliance with Law and Permits. All work performed or caused to be performed by Sunshine upon the property shall be in substantial compliance with all applicable federal, state and local laws, rules and regulations and Sunshine shall comply with all licenses and permits set forth in Exhibit "C".

     c. Maintenance of Property. Sunshine shall take or cause to be taken such steps as shall be necessary to maintain the Property in good standing.

     d. Liens. Sunshine agrees to keep the Property free and clear from any liens arising from Sunshine's operations and pay promptly for all labor performed, and for all supplies, material and equipment used or placed on the Property by or for it, provided that any such lien placed upon the Property shall not be a breach of this section provided that Sunshine, in good faith, is diligently contesting the validity of such lien.

     e. Indemnity. Sunshine shall indemnify and save harmless Con Sil from and against any and all claims, demands, suits or causes of action in law or equity of whatsoever kind and character resulting from any act, operations or negligence of Sunshine on the Property or in connection therewith between the date hereof and the Closing Date.

     f. Confidentiality. In the event of the termination of this Agreement, Sunshine shall promptly return to Con Sil all documents, work papers, and other material obtained by Sunshine or on its behalf from Con Sil or Con Sil's representatives as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and Sunshine shall not retain any copy or other reflection of any such documents, work papers and other material. Sunshine shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such documents, work papers and other materials in its business or in any other manner or for any other purpose, unless such information
          (i) becomes generally available to the public other than as a result of a disclosure by Sunshine or its representatives, (ii) was available to Sunshine on a non-confidential basis prior to its disclosure to Sunshine by Con Sil or its representatives, or (iii) becomes available to Sunshine on a non-confidential basis from a source other than Con Sil or its representatives, provided that such source is not bound by a confidentiality agreement with Con Sil or its representatives; provided, further, that to the extent information obtained by Sunshine as a result of this Agreement, whether so obtained before or after the execution hereof, relates to Con Sil or any affiliate, Sunshine's obligation hereunder shall survive for a period of three years from the date of this Agreement and shall not terminate on the Closing Date or upon termination of this Agreement.

     g. Sunshine shall permit Con Sil's representative access to the Property and to all information (including, without limitation, all exploration results) generated or acquired by Sunshine with respect to the Property.

10. CLOSING. The Closing shall take place at 9:00 a.m., local time, in the offices of Con Sil located at 6500 Mineral Drive, Coeur d'Alene, Idaho, 83814, on the first business day following approval of the Agreement by the Con Sil shareholders, or such other date mutually agreed upon in writing by the parties hereto (the "Closing Date"), provided that the Closing must occur prior to November 1, 1995, unless extended by mutual written agreement.

11. TRANSFERS AND DELIVERIES BY SUNSHINE. Sunshine shall execute, where applicable, and deliver to Con Sil at the Closing the following:

     a.   The Consideration provided for in Section 4 hereto consisting of:

     i. Seven hundred fifty thousand dollars ($750,000) less the sum of the monthly five thousand dollars ($5,000) payments made from the date of this Agreement until Closing; and

     ii.  the Royalty Deed set forth in Exhibit "B".

     b. Written Opinion of the legal counsel of Sunshine, dated as of the Closing Date, substantially stating, in his opinion, that Sunshine's corporate existence and good standing are as represented in Section 7 hereof; that Sunshine has taken all corporate action necessary to authorize the execution and performance of this Agreement; that this Agreement and the instruments delivered by Sunshine to Con Sil pursuant to or in connection with this

          Agreement have been duly executed and delivered by Sunshine and are valid, binding and enforceable against Sunshine in accordance with their respective terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief and specific performance); that neither the execution and delivery by Sunshine of this Agreement nor its compliance herewith, will conflict with Sunshine's Certificate of Incorporation or By-Laws, or to his knowledge will result in a default under or breach of the terms, conditions or provisions of any agreement or instrument to which Sunshine is a party or by which it may be bound; and that neither the execution and delivery of this Agreement by Sunshine nor its compliance herewith will result in a violation of any statute, regulation, law, ordinance, or, to the best of his knowledge, order, writ, judgment or decree of any court, agency or governmental authority; that Sunshine is not a party to or affected by any pending legal, administrative or other action which materially affects Sunshine's execution, delivery and performance of this Agreement.

     c. Executed Counterparts of all transfers and assignments and assumptions (where required) to transfer or assign to Sunshine the Property.

12. TRANSFERS AND DELIVERIES BY CON SIL. Con Sil shall execute, where applicable, and deliver to Sunshine at the Closing, unless otherwise provided herein, the following:

     a. Physical Possession of all tangible property constituting part of the Property.

     b. Bill of Sale for such, if any, of the personal property requiring a transfer of title to Sunshine.

     c. Deed conveying to Sunshine the interests in patented mining claims, certain fee property and unpatented mining claims to be conveyed hereunder, in the form of Exhibit "F" hereto.

     d. Written Opinion of legal counsel for Con Sil, dated as of the Closing Date, substantially stating, in his opinion, that Con Sil's corporate existence and good standing are as stated in Section 6 hereof; that Con Sil has taken all corporate action necessary to authorize the execution and performance of this Agreement; that this Agreement and the instruments delivered by Con Sil to Sunshine pursuant to or in connection with this Agreement have been duly executed and delivered by Con Sil and are valid, binding and enforceable against Con Sil in accordance with their terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief and specific performance); that neither the execution and delivery by Con Sil of this Agreement nor its compliance herewith will conflict with Con Sil's Certificate of Incorporation or By-Laws or result in the creation or imposition of any lien, charge or encumbrance upon the Property or, to the best of his knowledge, result in a default under, or a breach of the terms, conditions or provisions of, any agreement or instrument affecting ownership and use of the Property to which Con Sil is a party or by which it is bound; that Con Sil is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or governmental authority which may restrict or interfere with the performance of this Agreement or such other instruments and documents; that except as set forth in Exhibit "D" hereto, to the best of his knowledge, Con Sil is not a party to, or affected by, any pending legal, administrative or other action, which materially adversely affects the Property;

     e. Certificates of Title or Origin (or like documents) with respect to any item of equipment for which a certificate of title or origin is required;

     f.   Closing Letter as provided for in Section 8d.

13. PRORATIONS. Expenses which will require proration will be prorated as follows:

     a. Ad Valorem Taxes. All ad valorem taxes (both real and personal property) shall be prorated between the parties as of the Closing Date and cash settlement therefore shall be made at Closing.

     b. Utilities. Con Sil will request that utility companies take meter readings or follow similar procedures to invoice Con Sil for services provided through the Effective Time, which invoices shall be paid by Con Sil. Other utility bills received after the Effective Time which require proration will be paid by Sunshine. Sunshine will invoice Con Sil for its pro rata share of such invoices and will be promptly reimbursed by Con Sil.

     c. Other Proratable Expenses. Invoices received after the Effective Time for other proratable expenses will be paid by Sunshine. Sunshine will invoice Con Sil for its pro rata share of such invoices and will be promptly reimbursed by Con Sil.

14. CONDITIONS TO OBLIGATIONS OF SUNSHINE. The obligation of Sunshine to close under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions precedent, unless waived by Sunshine:

     a. Shareholder Approval. The Con Sil Shareholders shall have approved this Agreement.

     b. Satisfactory Proceedings. All actions to be taken by Con Sil in connection with the transactions contemplated hereby and all instruments and documents required to be delivered by Con Sil in connection therewith or incident thereto shall be satisfactory to Sunshine and its counsel.

     c. Representations and Warranties Correct. The representations and warranties of Con Sil contained in Section 6 of this Agreement shall be true and correct on and as of the Closing Date in all material respects.

15. CONDITIONS TO OBLIGATIONS OF CON SIL. The obligation of Con Sil to close under this Agreement is subject to the satisfaction at or prior to the Closing Date of each of the following conditions precedent, unless waived by Con Sil:

     a. Shareholder Approval. The Con Sil Shareholders shall have approved this Agreement and the holders of no more than 333,000 shares of Con Sil Common Stock shall have exercised dissenters' rights.

     b. Satisfactory Proceedings. All actions to be taken by Sunshine in connection with the transactions contemplated hereby and all instruments and documents required to be delivered by Sunshine in connection therewith or incident thereto shall be satisfactory to Con Sil and its counsel.

     c. Representations and Warranties Correct. All representations and warranties of Sunshine contained in Section 7 of this Agreement shall be true and correct on and as of the Closing Date in all material respects.

d. Assumption. Sunshine shall have assumed the contracts, permits, leases and obligations set forth in Sections C and E.

16. FURTHER ASSURANCES OF CON SIL AND SUNSHINE. After the Closing Date, Con Sil shall perform such other actions, and shall execute, acknowledge and deliver such assignments, transfers, consents and other documents as Sunshine reasonably requests to convey title to purchaser and protect Sunshine's right, title and interest in, and enjoyment of, the Property intended to be assigned and transferred to Sunshine pursuant to this Agreement; and Sunshine shall perform all such other action and shall execute, acknowledge and deliver all such other documents as Con Sil may reasonably request to perfect and protect Con Sil's rights under this Agreement. Each party agrees to cooperate with the other party, at its own cost and expense, with respect to the defense of any claims or litigation commenced by any third party against the other party subsequent to the Closing Date which relates to Con Sil or the Property, and shall provide such witnesses and documents as the other party reasonably requests.

17. BOOKS, RECORDS, AND MISCELLANEOUS. On the Closing Date, or as soon thereafter as is practicable, Con Sil shall turn over to Sunshine all of the books, records, maps, personal property tax returns and files, or copies thereof (the "Documents") which relate solely to the Property. Both prior to and after the Closing Date, Con Sil agrees to make its books and records relating to the Property available for inspection by Sunshine at any reasonable time upon reasonable request, or, in lieu thereof and at Con Sil's option, shall make such copies or provide such information from such books and records as Sunshine may from time to time reasonably request. After the Closing Date, the Documents will be retained by Sunshine in part for Con Sil's benefit and will be available for review and copying by Con Sil for any proper purpose upon reasonable notice during Sunshine's normal business hours. Con Sil or Sunshine, as the case may be, shall use their best efforts not to destroy any Documents without 30 days prior written notice to the other, for a period of 5 years after the Closing Date.

18.  FEES AND EXPENSES.

     a. Fees. Sunshine shall pay all transfer fees payable in connection with the purchase and sale hereunder, and all recordation and filing fees and other fees relating to the documents.

     b. Expenses. Each of the parties hereto will pay its own expenses incident to the preparation and carrying out of this Agreement and the expenses and fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by or on behalf of it hereunder, whether or not the transactions contemplated hereby are consummated.

19.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;  COVENANTS AND AGREEMENTS.

     a. Representations and Warranties. The representations and warranties set forth in Sections 6 and 7 shall survive the Closing Date from the Effective Time until December 31, 1996, at which time they shall automatically terminate and shall not merge into any of the deeds, assignments, bill of sale or other instruments delivered at Closing.


     b. Covenants, Conditions and Agreements. The Covenants and Conditions set forth in Sections 8 and 9 (except for Sections 8c, 8e, 9e, and
          9f), shall terminate as of and shall not survive the Closing Date.

     c. Except as otherwise provided in Sections 19a and 19b, all the obligations of each party under Section 20 shall survive the Closing Date.

20.  INDEMNIFICATION.  The parties hereto shall be indemnified as follows:

     a. Con Sil shall defend, indemnify and hold harmless Sunshine, its officers, directors, successors and assigns against all damages, claims, losses, liabilities, costs and expenses which arise out of the breach of the representations and warranties, the covenants and agreements which survive the Closing pursuant to Section 19 except for loss of profits; consequential, incidental or special damages.

     b. Sunshine shall defend, indemnify and hold harmless Con Sil, its officers, directors, successors and assigns against all damages, claims, losses, liabilities, costs and expenses which arise out of the breach of the representations and warranties, the covenants and agreements which survive the Closing pursuant to Section 19 except for loss of profits; consequential, incidental or special damages.

     c. The right of either party to indemnification hereunder is contingent on receipt by the indemnifying party of a promptly delivered written notice of a claim for indemnification from the party seeking such indemnification.

     d. Upon receipt of a notice claiming indemnification the indemnifying party shall proceed to assume the defense with respect to any third party litigation then pending with respect to such claims.

     e. The party seeking indemnification for any third party claims pursuant to this Section shall have the right, at its sole cost and expense, to participate in any legal action in respect of which indemnification is sought, provided, however, that the party from whom indemnification is sought shall have the sole right to settle or otherwise dispose of such legal action in any manner it deems appropriate without the consent of the other party.

     f. In the event that, after receipt of notice under Section 20c above, the indemnifying party fails to assume the defense of any action brought by a third party where the obligation to defend is owed to the party seeking indemnification, then the party seeking indemnification shall be entitled to its reasonable attorney's fees in addition to recoveries allowed under this Section.

21. ENVIRONMENTAL MATTERS. Sunshine acknowledges that Con Sil has advised Sunshine that: (i) the Property was used by Con Sil and previous owners or lessees for mining activities; and (ii) due to the past and present use of the Property, there may be Hazardous Substances or environmental conditions associated with the Property. Except as specifically provided or disclosed in this Section 21, Con Sil makes no warranty or representation of any type or character, written or implied, regarding Hazardous Substances situated on or environmental conditions associated with the Property, or that Con Sil has complete knowledge or information about these matters. Sunshine hereby agrees to accept the Property in an "as is" condition. Con Sil and Sunshine hereby agree to an allocation of their respective environmental liabilities whereby: (1) Sunshine hereby assumes all environmental, reclamation, and permit-related responsibilities, obligations and liabilities occurring on the Property which arises from or relates to any Hazardous Substance Law caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property, whether prior to or after the Closing Date; (2) Con Sil hereby assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property prior to the Closing Date; and
     (3) Sunshine hereby assumes all environmental and reclamation liability occurring off-site (i.e., at any location except on the Property) which arises from or relates to any Hazardous Substance caused by or arising from or relating to activities on or operations or ownership of or conditions existing on the Property on or after the Closing Date.

     In the case of (1) or (3) above, Sunshine agrees to protect, indemnify, and hold harmless Con Sil and shall have the right and duty to defend Con Sil against all claims and actions by governmental agencies and other third parties, and to discharge all obligations and liabilities of Sunshine or Con Sil to such governmental agencies and other third parties. In the case of (2) above, Con Sil agrees to protect, indemnify, and hold harmless Sunshine and shall have the right and duty to defend Sunshine against all claims and actions by governmental agencies and other third parties, and to discharge all obligations and liabilities of Con Sil or Sunshine to such governmental agencies and other third parties.

     Any indemnification sought under this Section 21 shall be governed in applicable part by the provisions of Section 20 c through f.

     In entering into the agreements set out in this Section, neither Con Sil nor Sunshine is admitting any liability to any third parties regarding the matters addressed in this Section. Con Sil and Sunshine also agree and acknowledge that invocation of the cross indemnities outlined here may, depending on the facts, require the parties to allocate between themselves responsibility for certain claims, obligations or liabilities.

     As used herein "Hazardous Substance" means any substance, material, or waste (i) which contains gasoline, diesel fuel, or other petroleum hydrocarbons, (ii) which is flammable, explosive, radioactive, corrosive, carcinogenic, hazardous, toxic, or a pollutant or contaminant, (iii) the presence of which on the Property causes or threatens to cause a nuisance or health hazard affecting the Property, or (iv) the presence of which on the Property requires investigation or remediation under any Hazardous Substance Law, as the same may hereafter be amended, and shall include without limitation:

     a. those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", "pollutant or contaminant" or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended, and in the regulations promulgated pursuant to said laws,

     b. those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances or materials (40 C.F.R. part 302 and amendments thereto),

     c. such other substances, materials, and wastes which are or become regulated under applicable local, state, or federal law, or the United States government, or which are classified as hazardous, dangerous, infectious or toxic under federal, state or local laws or regulations,

     d.   any material, waste or substance which is (A) petroleum, (B) asbestos,
          (C) polychlorinated biphenyls or (D) designated as a "hazardous substance" or "oil" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251, et seq., (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clear Water Act (33 U.S.C. 1317), and

     e. any "pesticide" as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136(U);

     "Hazardous Substance Law" means CERCLA; the RCRA; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended; the Clean Water Act, 33 U.S.C. Sections 1251, et seq., as amended; the Clean Air Act, 42 U.S.C. Sections 7401, et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., as amended; the National Environmental Policy Act, 42 U.S.C. Sections 4321, et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., as amended; and any other federal, state, or local law, common law, ordinance, regulation, rule or interpretation thereof, whether currently in force or enacted in the future, which pertains to health, public welfare, industrial hygiene, hazardous waste or environmental conditions or which regulates or proscribes the use, storage, disposal, clean-up, transportation, release or threatened release into the environment or presence of materials or substances which have been determined to be a nuisance or dangerous, toxic or hazardous or a pollutant or contaminant. The term includes any licenses, permits, plans, or approvals generated pursuant to or as a result of any of the above.

22. SHAREHOLDER CONSENT. The parties acknowledge that consummation of the sale of the Property contemplated by this Agreement is subject to the approval by the holders of a majority of the issued and outstanding shares of Con Sil.

23. TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby will terminate as follows:

     a. On October 1, 1995, if the shareholders of Con Sil shall not have approved the Agreement

     b. On November 1, 1995, if the Closing shall not have taken place, unless such date is extended by mutual agreement.

     c. On the Closing Date by Sunshine if the conditions set forth in Section 14 shall not have been met or waived;

     d. On the Closing Date by Con Sil if the conditions set forth in Section 15 shall not have been met or waived; or

     e.   At any time, by mutual consent of the parties hereto;

24. LIABILITY ON TERMINATION. In the event of termination of this Agreement pursuant to Section 23, neither of the parties hereto shall have any liability of any kind to the other except that Sunshine shall return all books, records and documents furnished to it by Con Sil and remain bound by the obligations contained herein in Section 9e and 9f hereof.

25. SURRENDER OF POSSESSION ON TERMINATION. Upon termination of this Agreement for any reason:

a. Sunshine will surrender peaceable possession of the Property, and Con Sil shall thereupon have the right to take full and complete possession thereof, without further consideration, subject to the rights of Sunshine to go upon the Property for a period not to exceed six months for the purpose of removing and disposing of the buildings, structures, improvements, machinery, equipment and supplies erected or placed in or upon the Property by Sunshine. Any such property not removed within the time provided shall become the sole property of Con Sil and Sunshine shall have no further right, title or interest with respect thereto, except the termination of this Agreement shall have no effect on the validity of the Amended Agreement and Easement dated January 8, 1979 by and between Sunshine and Con Sil.

b. Sunshine shall have the right of reasonable ingress to and egress from the Property for so long after termination of this Agreement as is necessary for Sunshine to accomplish reclamation or restoration of the Property pursuant to law for activities of Sunshine on the Property, or to make such inspections as may be required of Sunshine by state or federal law.

c. Within a reasonable time after termination, Sunshine agrees to provide Con Sil with copies of all factual data generated by Sunshine's activities on the Property prior to termination; however, Sunshine shall not be liable to Con Sil for the completeness or accuracy thereof.

d.   Con Sil shall be entitled to retain all monthly payments made pursuant to
     Section 4a. to date of termination.

26.  MISCELLANEOUS

a. Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

b. No Assignment, Successors, Assigns, Etc. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their respective successors and assigns; provided, however, that this Agreement shall not be assigned or conveyed by any party to any person or entity without the prior written consent of the other party hereto, except that Sunshine may assign this Agreement without consent to any corporation controlling or controlled by it (the term control shall mean an ownership and controlling interest of greater than 50.1%). In the event of an assignment, the assigning party shall not be relieved of any of its obligations and undertakings contracted for herein.

c. Governing Law. This Agreement shall be construed in accordance with, and governed by, the law of the state of Idaho applicable to agreements made and to be performed wholly within this jurisdiction. Venue to enforce any claim arising from any provision of this Agreement shall lie in Kootenai County, Idaho.

d. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

e. Notices. Any notices or other communications, including a notice of change in address, shall be in writing and shall be considered to have been duly given on the earlier of (1) the date of actual receipt or (2) three days after deposit in the first-class certified U.S. mail, postage prepaid, return receipt requested:

          If to Con Sil, to:

               Consolidated Silver Corporation
               6500 Mineral Drive
               Coeur d'Alene, Idaho 83814-8788
               Attention:  President


          If to Sunshine, to:

               Sunshine Precious Metals, Inc.
               877 West Main - Suite 600
               Boise, Idaho  83702


f. Amendment. This Agreement may be amended at any time prior to Closing by written instrument executed by the parties hereto.

g. Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein.

h. Waiver. Any default, misrepresentation or breach of any covenant or warranty by a party in connection with this Agreement may be waived in writing by the other party. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of any covenant or warranty, or affect any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of any covenant or warranty.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

CONSOLIDATED SILVER                   SUNSHINE PRECIOUS
  CORPORATION                           METALS, INC.




By:  /s/ Ralph Noyes                  By: /s/ John S. Simko
   ---------------------------           -------------------------

                                   EXHIBIT A
                        CONSOLIDATED SILVER CORPORATION
                               PROPERTY SUMMARY
                                (OCTOBER 1994)


                         I.  UNPATENTED MINING CLAIMS

Parcel #1:

     GO BETWEEN FRACTION      IMC #10963          T48N R3E Sec 13

Parcel #2:

Co-owned (50%/50%) with Hayden Hill Consolidated Mining Company:

     BARBAROSA                IMC # 10957    T48N R3E Sec 22, 23
     WESTERN STAR             IMC # 10958    T48N R3E Sec 22, 23

Parcel #3:

     BOW
     BUD

     All minerals and metals and mineral-bearing rock in place in any and all veins, lodes, ledges and other mineral-bearing structures below an elevation of 900 feet below mean sea level for the following unpatented claims, conveyed to Consolidated Silver Corporation by deeds from Coeur d'Alene Mines Corporation (12/20/68, Instrument No. 221764), Plainview Mining Company (12/20/68, Instrument No. 221765) and Merger Mines Corporation (1/7/69, Instrument No. 221766):


     BILL                     IMC # 29133
     DENNIS                   IMC # 29140
     GARY LEE                 IMC # 29137
     GRUBSTAKE (WEST PORTION)      IMC # 29142
     HERCULES (WEST PORTION)       IMC # 29144
     INTREPID                 IMC # 29145
     JACK                     IMC # 29134
     JUMBO (WEST PORTION)          IMC # 29143
     JUSTIN                        IMC # 29139
     MARCH OF TIME (AMENDED)       IMC # 29136
     MARK                     IMC # 29132
     PAT                      IMC # 29138
     PAY STREAK (AMENDED)          IMC # 29141
     RAY                      IMC # 29135
     ROBIN                         IMC # 29131

                          II.  PATENTED MINING CLAIMS



SURFACE & MINERALS RIGHTS:

Parcel #4:

     HOMESTAKE           M.S. 3220

          All surface and mineral interests except the surface of the following described parcel of land conveyed to Ductile Iron & Foundry, November 3, 1955, which is recorded in Book 90 of Deeds at page 408, Shoshone County.

               Beginning at the center Section 13, Township 48 North, Range 3 East, B.M., also identical with corner No. 2 Homestake Lode, Mineral Survey 3220;

               thence South 00 degrees 03'10" East, 247.00 feet, to a point;

               thence North 61 degrees 11'22" West, 242.78 feet, to a point;

               thence North 128.15 feet, to a point on the northerly sideline of said Homestake Lode;

               thence North 89 degrees 30' East, 212.51 feet, to corner No. 2 of said Homestake Lode, Mineral Survey 3220, the place of beginning.


Parcel #5:

     MAXWELL NO. 3       M.S. 3220

          Except that portion of the surface in conflict with the Orvil claim, M.S. 3292A which was conveyed to Louisiana-Pacific Corporation by special warranty deed dated February 28, 1992, recorded as Instrument No. 351156 in the records of Shoshone County, Idaho; a copy of which is attached as Appendix 1.

          Excluding mineral rights to any and all ores and minerals in the ground north of the Osburn fault, or any downward extension thereof, but without any right of access thereto through any of the properties.

Parcel #6:

     GOETHE              M.S. 3271

          That portion of the claim situated easterly of that line known as the "Compromise End Line" (said line being described in that certain agreement dated February 15, 1951, by and between Hayden Hill Consolidated Mining Company, Polaris Mining Company, Silver Summit Mining Company, Lincoln Mining Company, and Silver Dollar Mining Company, said agreement being recorded in Book J of Leases and Agreements in the records of Shoshone County, Idaho at Page 155, said portion conveyed by deed dated December 18, 1968, recorded in Book 134, Pages 326-333, Instrument No. 221772.


Parcel #7:

     ORVIL                    M.S. 3292A

          Except that portion of the Orvil claim lying north of the line described in Tract 2 in those deeds dated January 31, 1969 from Lincoln Mining Company and Silver Dollar Mining Company, recorded in Book 134 at Pages 340-345 and Pages 334-339, Instrument Nos. 221772 and 221773, respectively, in the records of Shoshone County, Idaho.

          And also excepting that portion of the Orvil claim lying east of the west side line of section 13, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho, which was conveyed to Louisiana-Pacific Corporation by special warranty deed dated February 28, 1992, recorded as Instrument No. 351156 in the records of Shoshone County, Idaho.

          And also excepting that portion of the Orvil claim lying east of the west side line of section 13, Township 48 North, Range 3 East, B.M., Shoshone County, Idaho, as described in Tract 5 of the deed dated January 3, 1969, recorded in Book 134, Pages 314-319, Instrument No. 221769 in the records of Shoshone County, Idaho.

MINERAL RIGHTS ONLY:

Parcel #8:

Surface rights to the following claims were conveyed to Louisiana-Pacific Corporation by special warranty deed dated February 28, 1992, recorded as Instrument No. 351156 in the records of Shoshone County, Idaho; a copy of which is attached as Appendix 1.

     EMMA NEVADA         M.S. 1006
     COEUR D'ALENE NELLIE     M.S. 1006

     GRIZZLY BEAR             M.S. 3170
     JUMBO NO. 1              M.S. 3170
     JUMBO NO. 2              M.S. 3170
     JUMBO NO. 3              M.S. 3170
     JUMBO NO. 4              M.S. 3170
     JUMBO NO. 5              M.S. 3170
     JUMBO NO. 6              M.S. 3170
     KEY WEST            M.S. 3170
     PROTECTION FRACTION      M.S. 3170

     GO BETWEEN               M.S. 3220

     BERNARDY NO. 4      M.S. 3304
     BERNARDY NO. 5      M.S. 3304
     BERNARDY NO. 6      M.S. 3304
     BERNARDY NO. 7      M.S. 3304
     BERNARDY NO. 9      M.S. 3304
     BERNARDY NO. 11          M.S. 3304
     BERNARDY NO. 12          M.S. 3304
     BERNARDY NO. 13          M.S. 3304

     SILVER DOLLAR            M.S. 3407
     HIDDEN TREASURE          M.S. 3407

     Those portions of the following claims situate easterly of that line known as the "Compromise End Line" (said line being described in that certain agreement dated February 15, 1951, by and between Hayden Hill Consolidated Mining Company, Polaris Mining Company, Silver Summit Mining Company, Lincoln Mining Company, and Silver Dollar Mining Company, said agreement being recorded in Book J of Leases and Agreements in the records of Shoshone County, Idaho at Page 155, said portion conveyed by deed dated December 18, 1968, recorded in Book 134, Pages 326-333, Instrument No. 221772.

     TORPEDO             M.S. 3170

Parcel #8 (cont. - surface to L.P.):

     BERNARDY NO. 1      M.S. 3304
     BERNARDY NO. 2      M.S. 3304
     BERNARDY NO. 3      M.S. 3304
     BERNARDY NO. 10          M.S. 3304

     NORTH                    M.S. 3220
     MAXWELL NO. 1       M.S. 3220
     MAXWELL NO. 2       M.S. 3220
     MAXWELL FRACTION         M.S. 3220

     BLUE JAY NO. 1      M.S. 3221
     BLUE JAY NO. 2      M.S. 3221


     Mineral Rights to the following claims, excluding, however, any and all ores and minerals in the ground north of the Osburn fault, or any downward extension thereof, but without any right of access thereto through any of the properties.

     SHOSHONE NO. 1      M.S. 3290
     WALLACE NO. 1       M.S. 3290

     ANNA NO. 2               M.S. 3292A
     AUGUST              M.S. 3292A
     BELL                     M.S. 3292A
     BUFFALO             M.S. 3292A
     DES MOINES               M.S. 3292A
     FRIGGA              M.S. 3292A
     GOOD HOPE           M.S. 3292A
     MAY                 M.S. 3292A
     JUNE                M.S. 3292A
     U.S.                M.S. 3292A

     ANNA                M.S. 3292A
     LAST CHANCE              M.S. 3292A
     LOTTEN              M.S. 3292A
     MANNIE              M.S. 3292A
     ORE OR NO GO        M.S. 3292A

          Excluding from the Anna, Last Chance, Lotten, Mannie and Ore or No Go claims, those portions lying north of a line described in those certain deeds to Consolidated Silver Corporation on January 31, 1969 by Silver Dollar Mining Company and Lincoln Mining Company, recorded in Shoshone County records as Instrument Nos. 221773 and 221774, as follows:

Parcel #8 (cont. - surface to L.P.):

               "Starting at the southeast, or No. 1, corner of the Ore Grande claim, M.S. 3292A, which coincides with a point on the north side line of the Orvil claim, M.S. 3292A, which is 131.54 feet northwesterly from the northeast, or No. 1, corner of said Orvil claim;

               Thence North 70 degrees 48' West a distance of 5,138 feet to a point on the north side line of the Lotten claim, M.S. No. 3292A, which is approximately 650 feet easterly from the northwest, or No. 1, corner of said Lotten claim."


     TRAIL                    M.S. 3407
     BLUE BELL           M.S. 3407

          Excluding from the Trail and Blue Bell claims all the contained area in conflict with the Bartlett claim, M.S. 2083, and the Jumbo No. 3 claim, M.S. 3170.

     GERMANIA            M.S. 3292A
     GOOD HOPE           M.S. 3292A  [LISTED ABOVE ALSO]
     IOWA                M.S. 3292A

          Excluding from the Iowa, Germania and Good Hope claims, the extralateral rights to the Chester vein west of a vertical plane extended indefinitely downward and north and south through the east end line of the Good Hope claim, and all ores lying within a distance of 200 feet north or south of the center of the said Chester vein west of said vertical plane.


Parcel #9:

All minerals and metals and mineral-bearing rock in place in any and all veins, lodes, ledges and other mineral-bearing structures below an elevation of 900 feet below mean sea level for the following patented claims conveyed to Consolidated Silver Corporation by deeds from Coeur d'Alene Mines Corporation (12/20/68, Instrument No. 221764), Plainview Mining Company (12/20/68, Instrument No. 221765) and Merger Mines Corporation (1/7/69, Instrument No. 221766); and 15% interest and rights to the ores and minerals between mean sea level and 900 feet below mean sea level on the following patented claims as described in that certain Quitclaim Deed from American Smelting and Refining Company, Callahan Mining Corporation, and Day Mines, Inc. to Coeur d'Alene Mines Corporation, Merger Mines Corporation, Plainview Mining Company, Inc. and Consolidated Silver Corporation dated January 31, 1972 (recorded on April 11, 1972 as Instrument No. 239511):

     AETNA                    M.S. 3261
     BERNARDY NO. 8      M.S. 3261
     LITTLE GEM               M.S. 3261
     LUCKY BOY           M.S. 3261
     LUCKY STONE              M.S. 3261
     LUCKY STONE NO. 2        M.S. 3261
     LUCKY STONE NO. 3        M.S. 3261
     LUCKY STONE NO. 4        M.S. 3261
     MANITOBA            M.S. 3261
     MORNING GLORY       M.S. 3261
     MORNING GLORY FRACTION   M.S. 3261
     MORNING GLORY NO. 2 M.S. 3261
     REID                M.S. 3261
     WALTERS             M.S. 3261

     FOURTHOUGHT              M.S. 3281
     PLAINVIEW FRACTION       M.S. 3281
     PLAINVIEW NO. 1          M.S. 3281
     PLAINVIEW NO. 2          M.S. 3281
     SILVER HILL              M.S. 3281
     TOUGHNUT            M.S. 3281

     COMMODORE TRUXTON   M.S. 3382

                             III.  OTHER PROPERTY



SURFACE RIGHTS ONLY:

Parcel #10:

     PORTION OF THE SE/4 NW/4, SECTION 13, TOWNSHIP 48 NORTH, RANGE 3 EAST

     Surface rights conveyed to Consolidated Silver Corporation by Hecla Mining Company by deed dated December 18, 1968, recorded in the records of Shoshone County in Book 134 at Pages 326-333, Instrument No. 221772, further described as follows:

          Beginning at the center of said Section 13, identical with the northeast corner of the Homestake Lode, M.S. 3220;
          thence South 89 degrees 30' West, 212.51 feet, to a point on the north side line of said Homestake Lode, the real place of beginning;

          thence South 89 degrees 30' West along the north side line of said Homestake Lode, 296.98 feet, to corner No. 3 of the Maxwell
          Lode, M.S. 3220;

          thence North 87 degrees 48'20" West along the north side line of said Maxwell No. 3 Lode 789.58 feet, to a point on the west boundary of the Southeast Quarter of the Northwest Quarter of Section 13;

          thence northerly along the west boundary of said quarter quarter section, 963 feet, more or less to a point on the southerly said railroad right-of-way line of the Union
          Pacific Railroad Company;

          thence southeasterly along the southerly right-of-way line, of said railroad right-of-way 738 feet, more or less, to the northwest corner of the parcel of ground known as the Jensen lease;

          thence South 25 degrees 27' West , 160.00 feet, to the southwest corner of said Jensen lease;

          thence South 64 degrees 33' East, 82.00 feet, to the southeast corner of said Jensen lease, identical with the southwest corner of that parcel of ground known as the Bitco property;

          thence South 31 degrees 33' East, 58.33 feet, on and along the southerly boundary of said Bitco property to a point;

          thence South 83 degrees 55'57" East on and along the southerly boundary of said Bitco property, 151.32 feet, to the northwest corner of the McKay property;

          thence South 250.05 feet, on and along the westerly boundary of said McKay property to a point on the center of the Polaris Mill secondary railroad spur track at station 2+11.0 of said secondary spur track;

          thence northeasterly around a 10 degrees curve to the left, 121 feet more or less to station 0 + 90.00 of said secondary spur track;

          thence northeasterly around a 7 degrees 22' curve to the left, 90.00 feet, to station 0 + 00, the beginning of said secondary spur track, identical with station 6 + 24.3 of the main
          Polaris Mill railroad spur;

          thence North 62 degrees 33'15" East along the center of said railroad spur, 96.51 feet, to the northwest corner of the Burns Yaak property;

          thence South on and along the west boundary of the Burns Yaak property, 194.94 feet, to the real place of beginning;

          Excluding therefrom all rights-of-way and easements of record.


     The property described above as Parcel #9 is subject to that certain unrecorded License and Agreement between Consolidated Silver Corporation, ASARCO, Inc. and Fausett International, Inc., a copy of which is attached as Appendix 2.

Parcel #11:

     PORTION OF THE SW/4 NW/4 OF SECTION 13, TOWNSHIP 48 NORTH, RANGE 3 EAST

     Surface rights conveyed to Consolidated Silver Corporation by Silver Chieftan Company in that deed dated January 3, 1969, recorded in the records of Shoshone County in Book 134 at Pages 314-319, Instrument No. 221769 and by Lincoln Mining Company in that deed dated January 9, 1969 recorded in the records of Shoshone County in Book 134 at Pages 308-313, Instrument No. 221768, described as follows:

          Beginning at the west one quarter corner of said section 13;

          thence northerly along the west side line of section 13 a distance of 450 feet;

          thence easterly to the east side line of the southwest one quarter of the northwest one quarter (SW 1/4 NW 1/4) of section 13;

          thence southerly along said east side line a distance of 450 feet to the east-west centerline of section 13;

          thence westerly along said east-west centerline to the west one quarter corner of said section 13 and the point of beginning,

          together with one-half of the waters of springs and other waters on said premises and/or in Rosebud Gulch.

                             HECLA MINING COMPANY
                   PROPERTY IN OR NEAR THE CONSIL MINE AREA
                                (October 1994)


SURFACE RIGHTS ONLY:

Parcel #1:

PORTION OF THE SW/4 NW/4, SECTION 13, TOWNSHIP 48 NORTH, RANGE 3 EAST
  (CON SIL PUMP HOUSE AREA)

Surface rights only (minerals reserved by Sunshine Mining Company) to the following parcel of land conveyed to Hecla Mining Company by Sunshine Mining Company by quitclaim deed dated August 9, 1983, recorded in Shoshone County, Idaho as Instrument No. 306944.

     A parcel of land lying within the SW1/4, NW1/4 Section 13, T 48 N, R 3 E, B.M., Shoshone County, Idaho and more particularly described as follows:

     Beginning at the West 1/4 corner of said Section 13, thence North 70 degrees 27'06" East a distance of 1,378.15 feet more or less to corner No. 1, a point on the east boundary of the SW1/4, NW1/4 and the true place of beginning.

     Thence South 89 degrees 30' West, along the present boundary between Consolidated Silver Corporation and Sunshine Mining Company, a distance of 330 feet to a point, corner No. 2;

     Thence North 0 degrees 01' 40" East a distance of 150 feet to a point, corner No. 3;

     Thence North 89 degrees 30' East a distance of 305 feet to a point, corner No. 4;

     Thence North 0 degrees 01'40" East and paralleling the east boundary of the SW1/4 NW1/4 a distance of 409.1 feet more or less to a point on the south right-of-way of the Union Pacific Railroad Company, corner No. 5;

     Thence South 54 degrees 29' East a distance of 30.71 feet along the southerly right-of-way of Union Pacific Railroad Company to a point on the east boundary of the SW1/4 NW1/4, corner No. 6;

     Thence South 0 degrees 01' 40" West along the east boundary of the SW1/4 NW1/4 a distance of 541.5 feet more or less to the true place of beginning and containing approximately 1.366 acres.

Parcel #2:

TWO PARCELS OF LAND IN S1/2 NW1/4, SECTION 11, TOWNSHIP 48 NORTH, RANGE 3 EAST

     Portions of the July claim, M.S. 2819, Glamorgan claim, M.S. 2149, and Pembroke claim, M.S. 2149 conveyed to Hecla Mining Company by ASARCO Incorporated by quitclaim deed dated October 7, 1981, recorded in Shoshone County as Instrument No. 295884.


MINERAL RIGHTS ONLY:

Parcel #3:

Mineral rights on a 1.22 acre tract of ground just south of the Bitco plant conveyed to Hecla Mining Company by J.E. and Elsie G. McKay, by deed dated November 23, 1960, recorded in Shoshone County in Book 102 at Page 412, described as follows:

     Beginning at the northwest corner of the property, this point being on the southerly sideline of Bitco Co. property, whence the center of Section 13, Township 48 North, Range 3 East, B.M., also identical with corner No. 2 Homestake lode, M.S. 3220 bears S 56 degrees 23'57" E 597.80 feet; thence S 83 degrees 55'57" E, 501.08 feet more or less, on and along a line identical with the southerly boundary of Bitco Co. property to a point on the north-south centerline of Section 13, Township 48 North, Range 3 East, B.M., which is also on the Polaris Spur Track centerline at station 2 +
     99.0 and identical with the easterly corner of the Bitco Co. property; thence westerly along the centerline of said Polaris spur track leading to the Polaris Mill around a 10 degrees curve to the left, 175.0 feet to station 4 + 74.0, the end of the curve; thence S 62 degrees 33'15" W,
     150.3 feet along said centerline to station 6 + 24.3, identical with station 0 + 00.0, the beginning of a secondary Polaris Mining Co. spur track; thence 90.0 feet around a 7 degrees 22' curve to the right to station 0 + 90.0 of said secondary spur track; thence 121.0 feet more or less around a 10 degrees curve to the right to station 2 + 11.0 of said secondary spur track; thence North, 250.05 feet more or less to the northwest corner of said property, the place of beginning.

     To be excluded from above described property is a 17.50 foot strip northerly from and parallel to the centerline of said described Polaris Mining Co. spur tracks.

     Said tract contains 1.22 acres more or less, and is identical to that tract conveyed by Polaris Mining Company to J.E. McKay on the 24th day of November 1954, and recorded, together with a plat of same, in Book 90 of Deeds at Page 586 on the 5th day of March 1956.

Parcel #4:

Mineral rights on a parcel of ground conveyed to Hecla Mining Company by quitclaim deed dated January 10, 1955 to Bitco Incorporated, recorded in Shoshone County in Book 89 at Page 315, further described as follows:

     Beginning at the southwesterly corner of said tract, whence the center of Section 13, Township 48 North, Range 3 East, also identical with corner No. 2 Homestake Lode, M.S. 3220 bears South 62 degrees 07'41" West*, 735.64 feet; thence North 31 degrees 33' West, 58.33 feet to a point; thence North 25 degrees 27 East, 154.50 feet to a point on the southerly right-of-way line of the Union Pacific Railroad Company;
     thence South 62 degrees 06'10" East, 64.59 feet along said southerly Union Pacific right-of-way line to a point; thence South 64 degrees 10' East,
     98.09 feet along said southerly right-of-way line to a point; thence South 70 degrees East, 497.51 feet along said southerly right-of-way line to a point on the east boundary line of the northwest quarter of Section 13, Township 48 North, Range 3 East, B.M.; thence due south, 15.06 feet along said boundary line to a point on the centerline of a spur track leading to the Polaris Mill at railroad station 2 + 99.0, identical with the northeast corner of J.E. McKay property; thence North 83 degrees 55'57" West, 501.08 feet on and along the northerly boundary of said J.E. McKay property to a point, identical with the northwest corner of said J.E. McKay property; thence North 83 degrees 55'57" West, 151.32 feet to the southwesterly corner, the place of beginning. Said tract contains 1.44 acres more or less.

     * This "West" call should be "East", note made in files, but apparently not corrected in county records.


Parcel #5:

Interests conveyed to Hecla Mining Company by Sunshine Mining Company under terms of that certain Property Exchange Agreement dated May 18, 1984, and subsequent deeds from Sunshine to Hecla dated June 26, 1984.

     New Purim Area: Minerals in the wedge of ground bounded by 70 degrees South dipping plane in the hanging wall of the Chester vein and the vertical north boundary of the Metropolitan. (Quitclaim Mining Deed recorded June 26, 1984, Instrument No. 311991)

     Good Hope Area: That portion of the Chester vein within a 400' strip, including any branches that may be extended outside the 200 feet on either side of the vein. Sunshine has a 5% net profits royalty. (Quitclaim Mining Deed recorded June 26, 1984, Instrument No. 311992)

                      SPECIAL WARRANTY DEED

     This Special Warranty Deed is executed and delivered this 28th day of February, 1992, by CONSOLIDATED SILVER CORPORATION, an Idaho corporation ("Grantor") to LOUISIANA-PACIFIC CORPORATION, a Delaware corporation ("Grantee"), whose address is P.O. Box 4000-98, Hayden Lake, Idaho 83835-4000.

     Grant, Exceptiones and Reservations. FOR VALUE RECEIVED, Grantor grants, bargains, sells and conveys to Grantee the surface rights to that certain real property located in Shoshone County, Idaho, described on Exhibit A, attached hereto and incorporated herein by this reference together with (i) the right to lateral and subjacent support subject to ConSil's reserved rights; (ii) the right to ordinary soil, rock, sand and gravel located within 100 feet of the surface of said real property; and (iii) the right to reasonable subsurface access to obtain water and the full benefit of the property rights transferred herein (the "Property"); EXCEPTING AND RESERVING TO GRANTOR all other subsurface rights and the "Minerals," and the right to use as much of the surface of the real property described in Exhibit A as in the reasonable judgment of ConSil is reasonably necessary for "Access" and "Mining Operations".

For the purposes of this Deed,

A. "Minerals" shall mean all ores, base and precious metals, coal, oil, gas, other liquid or gaseous hydrocarbons, minerals and mineral bearing substances of every kind and character, whether currently known to be valuable or becoming valuable in the future, now known to exist or hereafter discovered on, in or under the Property, but excluding ordinary soil and rock, sand and gravel.

B. "Access" shall mean the right of the Grantor to use existing roads on the Property in connection with Mining operations and Other Operations and the right to construct new roads, pipelines, powerlines, rail lines or conveyors, tramways, communication lines and other similar access and communications facilities to be used in connection with Mining Operations.

C. "Mining operations" shall mean without limitation the right to conduct geological, geophysical or geochemical exploration and the extraction and processing of Minerals on the Property by any method now known or subsequently developed including the right to use water from the Property for such purposes, and the right to use the Property for excavations, tunnels, adits, drill holes, wells, surface mine operations, buildings, tailings, stock piling of ores and mine waste and other facilities as in the reasonable judgment of Grantor is reasonably necessary for the exploration and extraction of Minerals.

D. "Other operations" shall mean without limitation forest management and timber harvesting and other current uses of the land in the vicinity of the Property now owned or controlled by Grantor and Grantor's affiliates.

    TO HAVE AND TO HOLD the said premises, with the appurtenances unto Grantee, its successors and assigns forever. Grantor covenants with and warrants to Grantee that Grantor will defend the Property from all lawful claims whatsoever of persons claiming by, through or under Grantor but not otherwise, subject to the following exceptions:

(i) Power line and other utility easements of record or in view as of the date hereof-,

(ii) Reservations or exceptions contained in federal patents OR in ACTS authorizing the issuance thereof;

(iii)     Liens for taxes not yet payable;

(iv) All rights reserved to or vested in any governmental, statutory or public authority to control or regulate the ConSil Property in any manner, and all applicable laws, rules and orders of governmental authority.
(v)    The exceptions set forth in Exhibit A to this deed.

     This grant and conveyance is subject to the terms and conditions of that certain agreement by and between Grantor an Grantee dated February 28, 1992.


    IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be signed as of the day and year first above written.


                              CONSOLIDATED SILVER CORPORATION

Attest  /s/ Nathaniel K. Adams               By  /s/ Michael B. White         -
      ---------------------------              -----------------------
     Nathaniel K. Adams                      Michael B. White
     Assistant Secretary                     Vice President


STATE OF IDAHO      )
                    ) ss.
County of Kootenai  )

     On this 28th day of February, 1992, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared MICHAEL B. WHITE and NATHANIEL K. ADAMS, known or identified to me to be the Vice President and Assistant Secretary, respectively, of CONSOLIDATED SILVER CORPORATION, the officers who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written.

                               /s/ Lynda R. Rufener
                               --------------------------
                               Notary Public
                               Residing at
                               My commission Expires:

                                EXHIBIT B
                               ROYALTY DEED

    THIS ROYALTY DEED is made and effective this day of November, 1994, by between Consolidated Silver Corporation, an Idaho corporation duly qualified to do business and good standing in the State of Idaho, whose address is 6500 Mineral Drive, Coeur d'Alene, Id 83814 (hereinafter "Con Sil") and Sunshine Precious Metals, Inc., a Delaware corporation having its address at 915 Park Boulevard - Suite 100, Boise, Idaho 83712 (herein "GRANTOR").

     FOR AND IN CONSIDERATION OF ONE DOLLAR, the receipt of which is hereby acknowledged, GRANTOR hereby grants unto and agrees to pay to Con Sil a variable production royalty of the Net Smelter Returns (as that term is hereinafter defined)(hereinafter the "PRODUCTION ROYALTY") from the sale of minerals from the Property described in Exhibit "A" (hereinafter the "PROPERTY") of the Purchase Agreement to which this ROYALTY DEED is attached as Exhibit "C" in accordance with the following schedule:

Silver Price/oz.       Net Smelter
S4.99 or less                 2.0%
$5.00 to $5.99                2.5%
S6.00 to $6.99               13.0%
$7.00 or more                 4.0%

     The Net Smelter percentage utilized for the purpose of calculating the PRODUCTION ROYALTY payable for any calendar quarter shall be determined by the average daily quotations of the Handy and Harmon New York official quotation as published in Metals Week (or its recognized successor in the publications of silver quotations) for that calendar quarter.

     GRANTOR shall, however, have the right to mine and market amounts of minerals and mineral bearing ores and concentrates reasonably necessary for sampling, assaying, metallurgical testing and evaluating the minerals potential of the PROPERTY without initiating the obligation to make PRODUCTION ROYALTY payments. The term "Net Smelter Returns" shall mean the net amount paid to GRANTOR by a smelter or other purchaser for Minerals mined from the PROPERTY after deductions for the following costs paid by or charged to GRANTOR (whether paid or incurred by GRANTOR or by the smelter or other purchaser in the first instance): (i) all smelting, refining, treatment, selling, and other costs, charges and penalties charged by the smelter or other purchaser for such minerals; (ii) all costs of loading, transporting, and insuring such minerals and mineral bearing substances from the Property to the smelter or other purchaser; and (iii) all taxes paid by GRANTOR on such minerals or mineral bearing substances, except income taxes, including, but not limited to, production, severance, sales and privilege taxes. Whenever minerals or mineral bearing substances are delivered for direct sale or future processing thereof to a processing or sales facility owned or controlled by GRANTOR or which possesses or sells such minerals or mineral bearing substances for GRANTOR on a toll basis, the Net Smelter Returns from such sale shall be an amount not less than the amount which would have been realized by GRANTOR if the sale had been to the nearest independent purchaser of such product; in such case, GRANTOR may deduct amounts not to exceed the charges, costs and expenses permitted under the preceding sentence. GRANTOR shall make PRODUCTION ROYALTY payments within thirty (30) days after the end of the calendar quarter in which proceeds from the sale of minerals or mineral bearing substances are realized. At such time, GRANTOR shall provide Con Sil with a statement showing in reasonable detail the computation of the PRODUCTION ROYALTY payments. Each quarterly statement furnished to Con Sil shall be deemed to be correct and binding on Con Sil unless Con Sil, within ninety (90) days of its receipt, notifies GRANTOR in writing that Con Sil disputes the correctness of such statement and specifies its objections in detail. GRANTOR shall maintain true and correct records of all minerals and mineral bearing substances mined and sold from the PROPERTY, and GRANTOR shall permit Con Sil to inspect, at Con Sil's expense, the books and records of GRANTOR which are pertinent to the determination of the PRODUCTION ROYALTY at any reasonable time during normal business hours, provided such inspection is conducted by Con Sil or by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants, and provided such inspection does not interfere unreasonably with GRANTOR's operations or procedures. Con Sil, at its sole risk and expense, shall have access to the PROPERTY for inspection purposes at such times, in such manner, and upon such notice to GRANTOR as shall not unreasonably hinder or interrupt the operations of GRANTOR.

     IN WITNESS WHEREOF, GRANTOR has caused this ROYALTY DEED to be executed by its undersigned authorized representative as of the date first above written.


GRANTOR:



By:                                 Attest:
Name:                               Name:
Title:                              Title:

STATE OF IDAHO )
               ) ss.
County of      )

     I certify that I know or have satisfactory evidence that is the person who appeared before me, and said person acknowledged that (he/she/they) signed this instrument, on oath stated that (he/she/they) was authorized to execute the instrument and acknowledged it as the (title or position) of (name of company or corporation, etc.) to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED:                   NAME:
                         ------------------------------------------
                         NOTARY PUBLIC in and for the State of Idaho
                         residing at
                                    -------------------------------
                         My appointment expires:
                                                -------------------

                                  EXHIBIT II

30-1-80. RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

(a) Any shareholder of a corporation shall have the right to dissent from and to obtain payment for his shares in the event of any of the following corporate actions:

      (1) Any plan of merger or consolidation to which the corporation is a party, except as provided in subsection (c) of this section;

     (2) Any sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one (1) year after the date of sale;

     (3) Any plan of exchange to which the corporation is a party, as the corporation the shares of which are to be acquired;

     (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it: (i) Alters or abolishes a preferential right of such shares; (ii) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares; (iii) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities; (iv) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

     (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

(b)  (1)   A record holder of shares may assert dissenter's rights as to less than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one (1 ) person, and discloses the name and address of the persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (2) A beneficial owner of shares who is not the record holder may assert dissenter's rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and section 30-1-31, Idaho Code, if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

(c) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

(d) A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

30-1-81.  PROCEDURES FOR PROTECTION OF DISSENTERS' RIGHTS.

(a)  As used in this section:

     (1) "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 30-1-80, Idaho Code, and who has performed every act required up to the time involved for the assertion of such rights.

     (2) "Corporation" means the issuer of the shares held by the dissenter before the corporate action or the successor by merger or consolidation of that issuer.

     (3) "Fair value" of shares means their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of such corporate action unless such exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

(b) If a proposed corporate action which would give rise to dissenters' rights under subsection (a) of section 30-1-80, Idaho Code, is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and shall be accompanied by a copy of sections 30-1-80 and 30-1-81, Idaho Code.

(c) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall refrain from voting his shares in approval of such action. A shareholder who votes in favor of such action shall acquire no right to payment for his shares under this section or section 30-1-80, Idaho Code.

(d) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who refrained from voting in favor of the proposed action.
     If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment for their shares a notice of the adoption of the plan of corporate action. The notice shall:

     (1) State where and when a demand for payment must be sent and certificates of certificated shares must be deposited in order to obtain payment;

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received;

     (3) Supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and

     (4) Be accompanied by a copy of sections 30-1-80 and 30-1-81, Idaho Code. The time set for the demand and deposit shall be not less than thirty
          (30) days from the mailing of the notice.

(e) A shareholder who fails to demand payment, or fails (in the case of certificated shares) to deposit certificates, as required by a notice pursuant to subsection (d) of this section shall have no right under this section or section 30-1-80, Idaho Code, to receive payment for his shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action, or the release of restrictions under the terms of subsection (f) of this section. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

(f) (1) Within sixty (60) days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (3) of this subsection, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (2) When uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of subsection (d) of this section, with like effect.

     (3) Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates, the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by: (i) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen (16) months before the date of remittance, together with the latest available interim financial statements; (ii) A statement of the corporation's estimate of fair value of the shares; and (iii) A notice of the dissenter's right to demand supplemental payment.

(g) (1) If the corporation fails to remit as required by subsection (f) hereof, or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.

     (2) If the dissenter does not file such an estimate within thirty (30) days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

(h) (1) Within sixty (60) days after receiving a demand for payment pursuant to subsection (g) hereof, if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

     (2) An appropriate court shall be the district court in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the foreign corporation was last located. If there is no known registered office, the petition may be filed in Ada County, Idaho.

     (3) All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

     (4) The jurisdiction of the court shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.

     (5) All dissenters who are made parties shall be entitled to judgment for the amount by which the fair value of their shares is found to exceed the amount previously remitted, with interest.

     (6)  If the corporation fails to file a petition as provided in paragraph
          (1) of this subsection (h), each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him, with interest, and may sue therefor in an appropriate court.

(i) (1) The costs and expenses of any proceeding under subsection (h) of this section, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

     (2) Fees and expenses of counsel and of experts for the respective parties may be assessed as the court may deem equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 30-1-80, Idaho Code.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

(j) (1) Notwithstanding the foregoing provisions of this section, the corporation may elect to withhold the remittance required by subsection (f) of this section from any dissenter with respect to shares of which the dissenter (or the person on whose behalf the dissenter acts) was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

     (2) If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty (30) days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.

     (3) If the dissenter makes a demand as provided in paragraph (2) of this subsection (j), the provisions of subsections (h) and (i) of this section shall apply to further proceedings on the dissenter's demand.

CONSOLIDATED SILVER
CORPORATION
6500 Mineral Drive
Coeur d'Alene, ID
83814-8788

                            PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ralph R. Noyes and Michael B. White as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Consolidated Silver Corporation held on record by the undersigned on October 2, 1995, at the annual meeting of shareholders to be held on November 14, 1995, or any adjournment thereof.


1.  SALE OF SUMMIT SILVER MINE TO SUNSHINE PRECIOUS METALS, INC.

    FOR  _____      AGAINST  _____      ABSTAIN  _____

2.  ELECTION OF DIRECTORS (check one):

               FOR all nominees listed below (except as marked to the contrary
               below)*.       _____

               WITHHOLD AUTHORITY  for Proxies to vote for all nominees listed
               below          _____

*INSTRUCTION: To withhold authority to vote for any individual nominee check the nominee's name below.

Ralph R. Noyes _____  Michael B. White _____  Gerald G. Carlson _____

Robert Stuart Angus _____ William J. Weymark _____  Charles F. Asher _____


3. AMENDMENTS TO CHANGE NAME TO CONSIL CORP.; CHANGE THE REGISTERED AGENT IN IDAHO; REWORD THE COMPANY'S PURPOSE; AND REGARDING DIRECTORS' AUTHORITY TO MODIFY BYLAWS:
                              FOR ____  AGAINST ____   ABSTAIN ____

4.  AMENDMENT TO INCREASE AUTHORIZED COMMON AND PREFERRED STOCK:
                              FOR ____  AGAINST ____   ABSTAIN ____

5.  AMENDMENT TO ELIMINATE CERTAIN SHAREHOLDERS' RIGHT TO DIRECTORS' POSITIONS:
                              FOR ____  AGAINST ____   ABSTAIN ____

6.  AMENDMENT REGARDING INDEMNIFICATION AND LIABILITY OF DIRECTORS:
                              FOR ____  AGAINST ____   ABSTAIN ____

7.  AMENDMENT TO ELIMINATE CUMULATIVE VOTING RIGHTS OF COMMON SHARES:
                              FOR ____  AGAINST ____   ABSTAIN ____

8.  APPROVAL OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS FOR COMPANY:
                              FOR ____  AGAINST ____   ABSTAIN ____

9. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1-9.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                                       , 1995.
        -------------------------------------

PLEASE MARK, SIGN, DATE, AND RETURN
THE PROXY CARD PROMPTLY USING THE       -----------------------------
ENCLOSED ENVELOPE                       Signature
                                        -----------------------------
                                        Signature if held jointly